UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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The Simply Good Foods Company

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Notice of Annual Meeting of Stockholders
When Thursday, January 23, 2025, at 9:00 a.m. (ET)	Where (Virtual Format Only) virtualshareholdermeeting.com/ SMPL2025	Who Stockholders as of the close of business on November 27, 2024
It is my pleasure to invite you to attend The Simply Good Foods Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, January 23, 2025, at 9:00 a.m. (ET). We have determined the Annual Meeting will be held entirely online via audio webcast, with no physical in-person meeting. If you plan to participate in the Annual Meeting, please see the “General Information About the Annual Meeting and Voting” section in the attached proxy statement. Stockholders will be able to participate in, vote and submit questions from any location via the internet by visiting www.virtualshareholdermeeting.com/SMPL2025.
Items of Business	Board Recommendation
Proposal 1	FOR EACH NOMINEE
Election of the 11 director nominees
Proposal 2	FOR
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025
Proposal 3	FOR
Advisory vote to approve the compensation of our named executive officers
By Order of the Board of Directors,
James M. Kilts
Chairman of the Board of Directors
December 12, 2024
Voting
Registered Stockholders
BY PHONE: Call 1-800-690-6903, and follow the instructions on the proxy card
BY INTERNET: Before the Annual Meeting: proxyvote.com During the Annual Meeting: virtualshareholdermeeting.com/SMPL2025
BY MAIL: If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.
Beneficial Owners
If your shares are held in the name of a broker, bank, trustee, other nominee or custodian, or other holder of record, you will receive instructions from the broker, bank, trustee, other nominee or custodian, or other holder of record as to how to vote your shares. If you intend to vote at the Annual Meeting, please contact your broker or agent to obtain a valid proxy or broker’s proxy card with your 16-digit control number, which is required to vote during the Annual Meeting.

Our Purpose

We’re raising the bar on what food can be.
We say no to the status quo, and we say yes to making better food.
Food that offers robust nutrition, not hollow nutrition. Energy, not depletion. Enjoyment, not regret.
Simply, we’re on a mission to make food that works for you — that is radically nutritious and defyingly delicious. Better nutrition made easy so you can live well.
We don’t compromise, so you never have to.

Our Values
• Simply Bold • Simply Deliver • Simply Learn and Grow • Simply Together • Simply Kind
Proxy Summary
This summary highlights certain information contained elsewhere in this proxy statement. This is only a summary, so please refer to the full Proxy Statement and the Annual Report for the fiscal year ended August 31, 2024, before you vote. Our latest Annual Report on Form 10-K along with this proxy statement are available at www.thesimplygoodfoodscompany.com/proxy. Our proxy materials will first be made available to stockholders on or about December 12, 2024.
About Us
The Simply Good Foods Company (the “Company,” “Simply Good Foods,” “we,” “us” or “our”) is a consumer packaged food and beverage company that is bringing nutritious snacking to the marketplace with ambitious goals to raise the bar on what food can be with trusted brands and innovative products. Our product portfolio consists primarily of protein bars, ready-to-drink (RTD) shakes, sweet and salty snacks, baked goods, and confectionery products marketed under the Atkins, Quest, and OWYN brands. We are a company that aims to lead the nutritious snacking movement and is poised to expand our healthy lifestyle platform through innovation, organic growth, and investment opportunities in the snacking space.
With our heritage of science-based nutrition, we are committed to growing our portfolio of nutritious snacking brands. We distribute our products in major retail channels including grocery, club and mass merchandise, as well as through e-commerce, convenience, specialty and other channels. Our strong platform allows us to introduce new products, expand distribution, and appeal to current and potential consumers. We are well-positioned to continue to selectively pursue acquisition opportunities in the nutritious snacking and broader health and wellness food space.

2025 Proxy Statement    1

About Our Brands1

Grounded by science and more than 100 clinical studies, the Atkins low carb lifestyle has helped millions of people achieve their personal weight management and health goals. Our portfolio of products includes protein bars, ready-to-drink shakes, chips, cookies, confectionary treats and frozen meals to support a low carb/low sugar lifestyle, with 100% free access to all tools including our website, 1600+ recipes, meal planner, mobile app, community forums, and more.

Quest is the ultimate snack hack with great tasting nutrition. Whether you’re smashing your health goals or just need a convenient, protein-packed pick-me-up, Quest makes your journey fun and rewarding. From protein bars and shakes to cookies, chips, and baked treats, every bite is crafted to taste amazing while keeping net carbs and sugar in check.

OWYN is a plant-based nutrition company true to its name, Only What You Need. Guided by a mission to set new standards in transparency and quality, OWYN offers a range of top 9 allergen-friendly protein products, including ready-to-drink protein shakes and protein powders. With clean formulations built from purposefully selected ingredients, OWYN redefines what plant-based nutrition can deliver, uniting great taste and transparency in every product offering.

1
Atkins, Quest, OWYN, and the Simply Good logo are either registered trademarks or trademarks of our wholly owned subsidiary Simply Good Foods USA, Inc. or one of its affiliates in the United States and elsewhere. All rights are reserved.

2    2025 Proxy Statement

Our Performance
Key Fiscal Year 2024 Financial Highlights*
$1,331.3M	$139.3M	$269.1M
net sales	net income	Adjusted EBITDA
$1.38	$1.83	$215.7M	1.0x
diluted Earnings Per Share	Adjusted Diluted Earnings Per Share	cash flow from operations	Net Debt to Adjusted EBITDA Ratio
Other Fiscal Year 2024 Business Highlights
Strong Cash Generation
Our asset-light, outsourced manufacturing business model continues to be a competitive advantage. In fiscal year 2024, we generated steady cash flow from operations of $215.7 million, an increase of about 26% versus the prior year. In fiscal year 2024, the Company repaid $135.0 million of its term loan debt, and at the end of the year, the outstanding principal balance was $400.0 million. As of August 31, 2024, the Company had cash of $132.5 million and a trailing 12-month Net Debt to Adjusted EBITDA ratio of 1.0.x*.
Only What You Need (OWYN) Acquisition
On June 13, 2024, the Company completed the acquisition of Only What You Need, Inc. (“OWYN”). Simply Good Foods funded the cash purchase price of $280.0 million, excluding post-closing purchase price adjustments and before transaction related fees, through a combination of cash on its balance sheet and an incremental borrowing of $250.0 million under its outstanding credit facility. The incremental portion of the term loan was priced to lenders at par.
Increasing Market Performance in Attractive Nutritional Snacking Category
Total Simply Good Foods retail takeaway in the combined measured and unmeasured channels increased 8%. The acquired OWYN business was a good contributor of point-of-sales growth from the date of acquisition. Retail takeaway for Quest and Atkins increased about 5%. Specifically, Quest fiscal year 2024 retail takeaway in the combined measured and unmeasured channels grew about 13% compared to fiscal year 2023. Atkins total retail takeaway in the combined measured and unmeasured channels was down about 5% in fiscal year 2024. We believe the long-term growth outlook for the nutritional snacking category is strong, and we are well-positioned within the category with our Quest, Atkins and OWYN brands. We also believe current low household penetration coupled with consumer interest in snacking and wellness, provide tailwinds for future growth.
Supply Chain Excellence
Our supply chain team performed well and customer service levels during fiscal year 2024 returned to historical levels. Gross profit was $511.6 million, an increase of $58.1 million, or nearly 13% compared to the prior year. The increase was driven by the legacy business, due to lower ingredient and packaging costs, partially offset by a non-cash $3.2 million inventory purchase accounting step-up adjustment related to the OWYN acquisition. As a result, gross margin was 38.4%, a 190 basis point increase compared to last year.
*
Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Net Debt to Adjusted EBITDA are non-GAAP financial measures. Please refer to Annex I for an explanation and reconciliation of these non-GAAP financial measures.

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Robust Innovation

A portion of our sales is driven by new products, and we believe innovation is, and will continue to be, an important component of our business. In fiscal year 2024, we continued to build a robust pipeline of innovation across our Quest and Atkins brands. These new products are now available, or will be available in fiscal year 2025, and we believe these new products position us for continued market share gains in fiscal year 2025 and beyond. We believe the diversification of our business across brands, product forms and retail channels provides us with multiple ways to win in the marketplace.

Our Compensation Practices
We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value. The Compensation Committee has continued to demonstrate its pay-for-performance philosophy and alignment of executive and stockholder interests in setting executive compensation by continuing to weight compensation toward performance-based pay.

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Our Corporate Governance
Governance Practices
Our Corporate Governance policies reflect the following best practices.
INDEPENDENCE	OVERSIGHT & ACCOUNTABILITY	COMPENSATION CONTROLS

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More than 90% of directors and nominees are independent

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Chairman of the Board of Directors (the “Board”) is independent

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All members of the Compensation, Audit, Corporate Responsibility and Sustainability and Nominating and Corporate Governance Committees are independent

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Compensation consultant is independent

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All directors stand for election annually

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Majority vote director resignation policy for uncontested elections

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Third-party anonymous ethics reporting hotline

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Frequent engagement by management with institutional stockholders

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Executive sessions of non- management directors at each Board meeting

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Board oversight of risk and risk management

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Audit Committee oversight of food safety and cybersecurity risks

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Separate Corporate Responsibility and Sustainability Committee for oversight of environmental, social and governance (“ESG”) matters

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Annual Board and committee self- assessments

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Robust director and executive officer stock ownership guidelines

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No hedging or pledging permitted by executive officers and directors

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Compensation policies and programs that discourage excessive risk-taking

Snapshot of Our Proposed Nominees as of the Annual Meeting
During fiscal year 2024, our Board of Directors was comprised of twelve (12) individuals. The following reflects information for the slate of eleven (11) proposed nominees for re-election or election at the Annual Meeting.

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EXPERIENCE

Number of Director Nominees

FINANCE, ACCOUNTING OR FINANCIAL REPORTING
11
OTHER PUBLIC COMPANY BOARD SERVICE
9
CORPORATE GOVERNANCE
10
FOOD INDUSTRY EXPERIENCE
11
EXECUTIVE LEADERSHIP
11
GLOBAL BUSINESS
11
MARKETING/ SALES
7
MERGERS/ ACQUISITIONS
11
ESG
6
CYBERSECURITY
1

6    2025 Proxy Statement

Our Fiscal Year 2024 Board of Directors
Director Name Principal Occupation	Independent	Other Current Public Boards	Audit	Compensation	Corporate Responsibility and Sustainability	Nominating and Corporate Governance
Ms. Nomi P. Ghez and Mr. Joseph E. Scalzo are not standing for re-election
Clayton C. Daley, Jr. Former CFO and Vice Chairman of Procter & Gamble Age: 73 Director Since: 2017	●	0	M	C
Nomi P. Ghez Current Co-founding partner of Circle Financial Group, LLC Age: 78 Director Since: 2017	●	0	M			C
Michelle P. Goolsby Former senior executive of Dean Foods Company Age: 66 Director Since: 2019	●	0	M		C	M
James M. Kilts (Chairman of the Board) Current Chairman of the Board of Directors of The Simply Good Foods Company, Partner of Centerview Capital Consumer Age: 76 Director Since: 2017	●	2				M
Robert G. Montgomery Current Founder and Principal of Montgomery Consulting Solutions and former EVP at Birds Eye Foods, Inc. Age: 71 Director Since: 2017	●	0		M	M
Brian K. Ratzan Current Partner of Centerview Capital Consumer Age: 54 Director Since: 2017	●	1		M
David W. Ritterbush Current CEO of Califia Farms, LLC Age: 58 Director Since: 2019	●	0			M
Joseph E. Scalzo (Vice Chairman) Current Vice Chairman of the Board of The Simply Good Foods Company; former President and CEO of The Simply Good Foods Company Age: 66 Director Since: 2017		2
Joseph J. Schena (Audit Committee Financial Expert) Former Chief of Staff at Cohen Enterprises Age: 66 Director Since: 2021	●	0	C
Geoff E. Tanner Current President and Chief Executive Officer of The Simply Good Foods Company Age: 51 Director since 2023		0
David J. West Current Partner of Centerview Capital Consumer Age: 61 Director Since: 2017	●	2		M
James D. White Owner of Culture Design Lab and Former Chairman, President and CEO of Jamba Inc. Age: 64 Director Since: 2019	●	3		M		M
C = Committee Chairperson
M = Committee Member

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Our Board of Directors Nominees
Director Name Principal Occupation	Independent	Other Current Public Boards	Audit	Compensation	Corporate Responsibility and Sustainability	Nominating and Corporate Governance
Directors standing for re-election at the Annual Meeting:
Clayton C. Daley, Jr. Former CFO and Vice Chairman of Procter & Gamble Age: 73 Director Since: 2017	●	0	M	C
Michelle P. Goolsby Former senior executive of Dean Foods Company Age: 66 Director Since: 2019	●	0	M		C	M
James M. Kilts (Chairman of the Board) Current Chairman of the Board of Directors of The Simply Good Foods Company, Partner of Centerview Capital Consumer Age: 76 Director Since: 2017	●	2				M
Romitha Mally Founder of the Mally Collective Age: 55 New Board Nominee	●	0
Robert G. Montgomery Current Founder and Principal of Montgomery Consulting Solutions and former EVP at Birds Eye Foods, Inc. Age: 71 Director Since: 2017	●	0		M	M
Brian K. Ratzan Current Partner of Centerview Capital Consumer Age: 54 Director Since: 2017	●	1		M
David W. Ritterbush Current CEO of Califia Farms, LLC Age: 58 Director Since: 2019	●	0			M
Joseph J. Schena (Audit Committee Financial Expert) Former Chief of Staff at Cohen Enterprises Age: 66 Director Since: 2021	●	0	C
Geoff E. Tanner Current President and Chief Executive Officer of The Simply Good Foods Company Age: 51 Director since 2023		0
David J. West Current Partner of Centerview Capital Consumer Age: 61 Director Since: 2017	●	2		M
James D. White Owner of Culture Design Lab and Former Chairman, President and CEO of Jamba Inc. Age: 64 Director Since: 2019	●	2		M		M
C = Committee Chairperson
M = Committee Member

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Our Stockholder Engagement
We believe that maintaining positive relationships with our stockholders is critical to our long-term success. We value the views of our stockholders, and we solicit stockholder input regarding our Company throughout the fiscal year.
WHO WE CONTACTED	HOW WE ENGAGED	TOPICS
In fiscal year 2024, Company representatives were in contact with the majority of our top 25 largest actively managed stockholders representing approximately 51% of our total shares outstanding.
We participate in various investor conferences throughout the year, such as the Stephens Inc. Annual Investment Conference, the Goldman Sachs Global Staples Forum and the Stifel Nicolaus 2024 Cross Sector Insight Conference. In addition, from time to time, primarily after our quarterly earnings press release has been issued, our management participates in various investor meetings either scheduled by us or coordinated by various analysts.
We discussed many aspects of our business, including: • financial and marketplace performance; • governance structure; • executive compensation; and • ESG initiatives.
Say-on-Pay

At our annual meeting of stockholders in January 2024, we held our annual advisory vote to approve the compensation of our named executive officers. The fiscal year 2023 compensation of our named executive officers reported in our 2024 proxy statement was approved by 98.1% of the votes cast at the 2024 annual meeting of stockholders. Our Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. The Compensation Committee did not make any significant changes to our executive compensation program for fiscal year 2024.

Our Corporate Responsibility and Integrity
At Simply Good Foods, we take great pride in operating with high ethical standards. Our stakeholders expect us to continue to uphold high standards of conduct, and we expect all our business partners to do the same. As a food company, it is imperative that we supply reliable and high-quality products, ingredients and materials that meet all applicable quality and food safety standards, and that we ensure vigorous food-safety and quality control systems are in place.
Simply Good Foods is a steadfast champion of consumer health and wellness and has supported millions of people on their health journeys by, among other things, supporting high-quality nutrition research, increasing nutrition awareness through free education and nutrition-related tools, offering great-tasting snacks and meal replacements along with over 1,000 free recipes, being involved in our local communities, and promoting active living.
In May 2024, we announced our partnership with the Boys and Girls clubs of metro Denver to create the Spark and Spoon project. This project will impact over 28,000 kids and teens across Denver, providing them with nutrition education, healthy lifestyle programs, culinary programs, healthy food boxes, field trips, and provide funding for a dedicated full time staff member to support the programs.

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We approach ESG in a way that fuels business growth and profitability with smart investments in key social and environmental initiatives. Every day, we aim to be faster, better and more innovative than the competition while also delighting consumers. We seek to do this by behaving in a way that advances positive contributions within our communities and for our employees, partners, consumers and the environment.
We published an annual update to our Impact Report, which is available on our website. Information on our website does not constitute part of this proxy statement.
As stated in our Impact Report, we follow a “simple” approach to ESG:
Environmental
We always first look for the “AND” — how can we make good business decisions AND positively affect (or aim to minimize any negative effect on) the environment. We understand smart investments will be required to advance our ESG goals over time.
Social
We seek to always do the right thing for our employees, consumers and communities. We focus on health equity and the science of good nutrition because we understand the positive effect our nutrition philosophy and products can have on our consumers’ lives. We aim to educate and advocate for proven nutrition approaches that lead to greater health outcomes.
Governance
We organize and execute on our key priorities in an ethical and thoughtful way that makes compliance the floor not the ceiling. We embrace corporate governance best practices and we seek to provide a clear picture to our stakeholders of our various business priorities, including key ESG initiatives.

Health & Safety / Reporting
Our focus is on providing safe and healthy working environments for all employees and consultants. Our employees are encouraged to take proactive measures toward accident prevention and safety. Employees have the right to refuse and report any unsafe or unhealthy working conditions. We aim to meet or exceed applicable laws and industry standards regarding safe and healthy working conditions.
Human Rights & Employment Practices
Simply Good Foods supports a diverse and inclusive workforce. We aim to treat employees with respect and dignity, and to promote a work environment that is free of discrimination, harassment, forced labor or abuse of any kind.
Environmental Matters
At Simply Good Foods, one of our goals is to work to reduce the adverse environmental effects from our operations. In addition to complying with all applicable environmental laws, we aim to continually improve upon our environmental performance and to conduct our operations in a way that reduces adverse effects on the environment, particularly regarding water usage, energy usage, emissions and solid waste.

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Board of Directors and Corporate Governance
Overview
We are dedicated to our goal of creating long-term stockholder value. It is our policy to conduct our business with integrity and with an unrelenting passion for providing value to our customers and consumers. All our corporate governance materials, including our code of conduct, our corporate governance guidelines, and the charters adopted by the Audit, Compensation, Corporate Responsibility and Sustainability and Nominating and Corporate Governance Committees, are published under the “Corporate Governance” section within the “Investors” portion of our website at www.thesimplyfoodgoodscompany.com. Information on our website does not constitute part of this proxy statement. Our Board regularly reviews these materials, Delaware law, Nasdaq listing standards and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as it deems warranted.
We were formed on March 30, 2017, to consummate a business combination between Conyers Park Acquisition Corp. (“Conyers Park”) and NCP-ATK Holdings, Inc. (“Holdings”), which occurred on July 7, 2017 (the “Business Combination”). As a result of the Business Combination, Simply Good Foods owns all the equity interests of Holdings. Certain aspects of our corporate governance, described in more detail below, were established as part of the Business Combination.
Board of Directors
Our fourth amended and restated certificate of incorporation (our “Certificate”) dictates that all directors are elected for one-year terms.
Except as otherwise provided by law and subject to the terms of the investor rights agreement (the “Investor Rights Agreement”) entered into between the Company and Conyers Park Sponsor, LLC (“Conyers Park Sponsor”) as part of the Business Combination, and any other rights of any class or series of preferred stock that may be issued in the future, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the remaining directors. See “Certain Relationships and Related Person Transactions — Investor Rights Agreement” below for additional information on certain director nomination rights.
Our Corporate Governance Guidelines provide that a director shall not be eligible to stand for reelection if that director reaches their 78th birthday prior to the next director election. A director, however, may serve out the current term following the 78th birthday. Pursuant to this aspect of our Corporate Governance Guidelines, Ms. Nomi P. Ghez will not be standing for re-election at the 2025 Annual Meeting.
Director Independence
Nasdaq listing standards require a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board conducts an annual assessment of the independence of each member of our Board, taking into consideration all relationships between the Company and/or our officers, on the one hand, and each director on the other, including the director’s commercial, economic, charitable and family relationships, and such other criteria as our Board may determine from time to time.
Our Board has determined that the following nominees are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules: Mses. Goolsby and Mally and Messrs. Kilts, Daley, Montgomery, Ratzan, Ritterbush, Schena, West and White. In making its independence determinations, the Board considered whether any of the directors was or is a party to certain types of relationships and transactions. See “— Review of Related Person Transactions” below.
Geoff E. Tanner was determined not to be an independent director because Mr. Tanner is our current President and Chief Executive Officer.
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Board Leadership Structure
Our Board does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on circumstances from time to time. Currently, our Chairman of the Board is not an officer of the Company. The Chairman of the Board chairs the meetings of our Board and meetings of our stockholders, with input from the Vice Chairman, if any, and the Chief Executive Officer. The Vice Chairman, if any, works with the Chief Executive Officer to develop and gain approval from the Board of our growth strategy and works with the Chief Executive Officer and the Chief Financial Officer in coordinating our activities with key external stakeholders and parties. These activities include corporate governance matters, investor relations, financing, and mergers and acquisitions. While our Corporate Governance Guidelines permit the Board to select a Vice Chairman, the Board is not obligated to do so.
Our Board believes that our current leadership structure and the composition of our Board protect stockholder interests and provide adequate independent risk management and other oversight of our business, while also providing outstanding leadership and direction for our Board and management. More than a majority of our current directors are “independent” under Nasdaq standards, as more fully described above.
The Audit, Compensation, Corporate Responsibility and Sustainability and Nominating and Corporate Governance Committees are all comprised of independent directors. The full Board and each of the Board’s committees meet in executive sessions, without management present, during each regularly scheduled Board or committee meeting and are very active in the oversight of the Company. Each independent director can add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.
Annual Evaluations of the Board and Board Committees; New Board Member Orientation
Each year, through the Nominating and Corporate Governance Committee, the Board and each Board committee conducts self-evaluations to assess their respective performance and consider potential areas of improvement. The assessments focus on the effectiveness of the Board and each Board committee, assessed against their respective responsibilities as set forth in the Board’s Governance Guidelines and each committee charter. Directors consider matters such as fulfillment of the Board’s and their individual primary responsibilities, effectiveness of discussion and debate at meetings, the quality and timeliness of Board and Board committee materials and presentations, the composition of the Board and each Board committee (including experience, skills and independence of members), and effectiveness of the Board’s and each Board committee’s processes. Responses are reviewed and shared with the Chairman of the Board and the entire Board for the Board’s evaluation and the chairs of the respective Board committees and the committee members for the committees’ evaluations, and appropriate responsive actions considered as necessary. We conduct an orientation program for new directors as soon as practical following their joining the Board. This orientation includes presentations and written information to familiarize new directors with our corporate governance, strategic plans, financial reporting, principal officers, auditing processes, risk assessment and such other topics as the Board and/or the Chief Executive Officer feel are appropriate.
Review of Related Person Transactions
Our Audit Committee must review and approve any related person transaction into which we enter. The Audit Committee’s charter and our Related Party Transactions Policy detail the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of us and our stockholders.
Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings or in the interim as necessary, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

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In determining whether to approve a related party transaction, the Audit Committee must consider to the extent relevant, among others, the following factors:
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whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

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whether there are business reasons for us to enter into the transaction;

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whether the transaction would impair the independence of an outside director;

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whether the transaction would present an improper conflict of interest for any director or executive officer; and

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any pre-existing contractual obligations.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction. For more information about our related party transactions, see “Certain Relationships and Related Party Transactions,” below.
Role of the Board in Risk Oversight
Members of the Board have an active role, as a whole and at the Board committee level, in overseeing management of the Company’s risk. While the Board is ultimately responsible for overall risk oversight at our Company, our four Board committees assist the full Board in fulfilling its oversight responsibilities in certain areas of risk. From time to time, the risk areas described below that are primarily assigned to a Board committee are discussed by the full Board.
The Audit Committee has primary responsibility for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and for monitoring the Company’s major financial risk exposures and the steps the Company has taken to monitor and control such exposures. In connection with its risk assessment and management responsibilities, the Audit Committee oversees risks related to food safety, cybersecurity and other risks relevant to our computerized information system controls and security. As part of this responsibility, an annual risk assessment is conducted by management and presented to the Audit Committee for its review. The results of this assessment are then shared with the full Board and each of the other Board committees for those topics covered by the committee’s respective charter. In addition, the meeting materials for each regularly scheduled Board meeting include an update of management’s annual risk assessment, which is overseen by the Audit Committee. The Audit Committee also is charged with overseeing risks with respect to our Related Party Transactions Policy as noted above.
The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse effect on the Company.
The Corporate Responsibility and Sustainability Committee is charged with management development and evaluating ESG matters that are relevant and material to us.
The Nominating and Corporate Governance Committee is charged with overseeing the process of conducting management succession planning and evaluating changes to our corporate governance structures.
Each Committee reports its findings to the full Board for consideration.
Communications with the Board
If stockholders or other interested parties wish to contact any member of our Board, they may write to the Board or to an individual director in care of the Corporate Secretary at The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202; or through our third-party ethics and compliance reporting website at SimplyGoodFoods.Ethicspoint.com. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitations or advertisements, junk mail, mass mailings and spam, new product suggestions, product complaints or inquiries, resumes and other forms of job inquiries, or surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

2025 Proxy Statement    13

Process for Recommending or Nominating Potential Director Candidates
Subject to certain investor rights under the Investor Rights Agreement, the Nominating and Corporate Governance Committee, with the input of the Chief Executive Officer, is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election at the Annual Meeting. In connection with the selection and nomination process, the Nominating and Corporate Governance Committee reviews the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, considering the current Board members and the specific needs of the Company and the Board. In connection with the process of nominating incumbent directors for re-election to the Board, the Nominating and Corporate Governance Committee also considers the director’s tenure on and unique contributions to the Board.
The Nominating and Corporate Governance Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Nominating and Corporate Governance Committee will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee will request that any search firm that the Nominating and Corporate Governance Committee engages include candidates with diversity of gender, race, ethnicity and culture in its list of potential director candidates.
The Nominating and Corporate Governance Committee continually reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Nominating and Corporate Governance Committee has adopted nominating criteria guidelines that include understanding operations, marketing, finance or other aspects relevant to the success of a publicly traded company in today’s business environment, with broad experience in relevant disciplines. The Nominating and Corporate Governance Committee may consider certain factors related specifically to our business, including, but not limited to:
•
knowledge of consumer-packaged goods/food products industries, particularly in branded food, nutrition and snacking, but principally in industries oriented to consumer products;

•
accounting or related financial management expertise;

•
experience executing growth and merger and acquisition strategies, to support the strategic plan for the Company;

•
international exposure and diversity of cultural background and experience with global markets, because the Company operates in a number of countries;

•
leadership experience at an executive level with understanding of the development and implementation of strategies; and

•
high-level marketing and social media experience.

The Nominating and Corporate Governance Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Nominating and Corporate Governance Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity. Continuing directors are evaluated by the Nominating and Corporate Governance Committee in the same way, including the continuing director’s past contributions to the Board in such evaluation.
Although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure the Board remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders, the Board believes it is important to identify qualified director candidates who would increase the gender, racial, ethnic and/or cultural diversity of the Board. Similarly, we believe a Board made up of highly qualified individuals from diverse backgrounds is important to the success of the business, in addition to promoting better corporate governance and performance and effective decision making. Accordingly, when evaluating the current directors and considering the nomination of new directors, the Nominating and Corporate Governance Committee makes an effort to ensure the composition of the Board reflects a broad diversity of experience, profession, expertise, skill, and background, including gender, racial, ethnic, and/or cultural diversity. The Board and the Nominating and Corporate Governance Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise, including women and minorities. Accordingly, approximately 25% of our directors were women or minorities during fiscal year 2024 and approximately 27% of our current nominees are women or minorities. Nominees are not discriminated against on the basis of race, religion, national origin, disability or sexual orientation. The Board and the Nominating and Corporate Governance Committee are committed to continue to seek female and minority candidates to join the Board.
Although the Board does not have a formal policy regarding director candidates recommended by stockholders, stockholders may recommend individuals to the Board for nomination and also have the right under our Third Amended

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and Restated Bylaws (the “Bylaws”) to nominate directors, which is why the Board believes it is appropriate not to have such a policy. Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting candidates’ names, appropriate biographical information (including age, business address and residence address, principal occupation or employment and relevant experience), the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the candidate, the date such shares were acquired and the investment intent of such acquisition and any other information relating to the candidate that would be required to be disclosed in a proxy statement or other similar filing to our principal executive offices at:

Corporate Secretary c/o The Simply Good Foods Company 1225 17th Street, Suite 1000 Denver, Colorado 80202
Assuming the appropriate information has been provided, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder recommended candidate and recommends their election to the Board, then their name will be included in the proxy statement for the next annual meeting of stockholders.
In order for stockholders to nominate director candidates under our Bylaws, our Bylaws require that we be given advance written notice of stockholder nominations for election to the Board. Such nomination must contain the information required by our Bylaws with respect to the nominee and the stockholder. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary, in the case of an annual meeting, not earlier than the 120th day and no later than the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting.
Succession Planning and Management Development
The Board supports the development of the Company’s executive talent, especially the Chief Executive Officer and the senior leaders of the Company, because continuity of strong leadership at all levels of the Company is part of the Board’s mandate for delivering strong performance to stockholders. To further this goal, the executive talent development and succession planning process is overseen by the Nominating and Corporate Governance Committee pursuant to its charter. The Nominating and Corporate Governance Committee is charged with developing and recommending to the Board the approval of an executive officer succession plan. The Nominating and Corporate Governance Committee is also responsible for implementing the succession plan by developing and evaluating potential candidates for executive positions, and periodically reviewing the succession plan.
The Compensation Committee also indirectly supports the succession planning process through its annual approval of compensation targets and achievement of goals for incentive compensation payments.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee during fiscal year 2024: (i) was, at any time during fiscal year 2024, an officer or employee of Simply Good Foods, (ii) was formerly an officer of Simply Good Foods, other than Mr. West and Mr. Ratzan (Mr. West served as the Chief Executive Officer of Conyers Park and Mr. Ratzan served as the Chief Financial Officer of Conyers Park from its formation in April 2016 until the consummation of the Business Combination in July 2017), or (iii) had any relationship requiring disclosure by Simply Good Foods under Item 404 of Regulation S-K. No executive officer of Simply Good Foods during fiscal year 2024 served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of Simply Good Foods or as a director of Simply Good Foods.

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Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits our officers, directors and all other employees from engaging in any of the following practices.

pledging any of our securities as collateral for a loan	buying or selling put or call positions or other derivative positions in our securities
holding our securities in a margin account	entering into hedging or monetization transactions or similar arrangements with respect to our securities engaging in short sales
Code of Conduct
We maintain a Code of Conduct that applies to all our directors, executive officers and employees and a code of ethics for our senior financial officers. We refer to these documents together as our “Code of Conduct.” Our Code of Conduct is posted on our corporate website at www.thesimplygoodfoodscompany.com and can be accessed by clicking on the “Investors” link followed by the “Corporate Governance” link. Any amendments to or waivers of our Code of Conduct relating to our directors or executive officers that are required to be disclosed also will be posted on our website. Our compliance officer oversees our ethics and compliance program and provides regular reports to each of the Audit Committee and the Nominating and Corporate Governance Committee on the program’s effectiveness and the status of any reports or complaints made under the Code of Conduct reporting procedures.
Director and Executive Officer Stock Ownership Guidelines
For information on our stock ownership guidelines which apply to our non-employee directors and our executive officers and senior team members, please see “Compensation Discussion and Analysis — Corporate Governance Policies — Stock Ownership Guidelines,” below.
Recoupment (“Clawback”) Policies
The Board originally adopted a clawback policy in July 2019 that applies to certain incentive compensation for our executive officers and other employees paid or awarded after July 2019. In compliance with updated Nasdaq listing requirements, we adopted a new clawback policy effective October 2, 2023, for incentive compensation paid or awarded on after October 2, 2023 (the “Rule 10D-1 Incentive Compensation Recovery Policy”). As part of adopting the Rule 10D-1 Incentive Compensation Recovery Policy, the Board amended and restated its existing clawback policy to apply to certain incentive compensation not otherwise covered by the Rule 10D-1 Incentive Compensation Recovery Policy (the “General Clawback Policy”).
The Rule 10D-1 Incentive Compensation Recovery Policy provides that in the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Erroneously Awarded Compensation Received (as defined in the policy) by an Executive Officer during the Recovery Period.
The General Clawback Policy provides that in the event the Board determines, in its sole discretion, that one of our executive officers or other employees subject to the policy committed an act or omission during the course of their employment with us that gives rise to a material adverse effect on our financial condition or reputation, and such act or omission (i) constituted willful, knowing or intentional violation of any of our rules or any applicable legal or regulatory requirements, or (ii) constituted fraud or other illegal conduct, then the Board shall determine whether we should seek to recover from that executive officer or employee up to 100% (as determined by the Board in its sole discretion as appropriate based on the conduct involved) of the incentive compensation received by that executive officer or employee during the three completed fiscal years immediately preceding the date the Board becomes aware of such material adverse effect. The General Clawback Policy includes language to prohibit the recovery of the same incentive compensation for the same events under both policies.
For purposes of the General Clawback Policy, incentive compensation means any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting or stock price measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, including annual bonuses and other short- and long-term cash incentives and equity-based awards.

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Director Compensation
The objectives of our director compensation program are to offer compensation that is competitive with the compensation paid by peer companies so that we may attract and retain qualified candidates for Board service and to reinforce our practice of encouraging stock ownership by our directors. The Compensation Committee regularly reviews the compensation paid to non-employee directors and recommends changes to the Board, as appropriate. After consultation with Mercer (US) Inc. (“Mercer”), the Compensation Committee’s independent compensation consultant, the Board approved a director compensation program in line with competitive non-employee director compensation levels of our peer companies. Effective for fiscal year 2024, our director compensation program consisted of the following:

Annual Board Service	Cash Retainer	$ 85,000
	Restricted Stock Units(1)	$125,000
Board and Committee Chair Cash Retainer	Chair of the Board	$ 90,000
	Audit Committee	$ 15,000
	Compensation Committee	$ 15,000
	Corporate Responsibility and Sustainability Committee	$ 15,000
	Nominating and Corporate Governance Committee	$ 15,000

(1)
The restricted stock units (“RSUs”) vest one year from the grant date, subject to such director’s continued service as of the vesting date. Each RSU entitles the director to one share of our common stock and will be payable and settled at the time of vesting.

Director Compensation Table
The table below sets forth information concerning the compensation of our non-employee directors who served in fiscal year 2024. In addition to the amounts shown below, we also reimburse directors for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
James M. Kilts	175,000.00	123,160.86	298,160.86
Clayton C. Daley, Jr	100,000.00	123,160.86	223,160.86
Nomi P. Ghez	100,000.00	123,160.86	223,160.86
Michelle P. Goolsby	100,000.00	123,160.86	223,160.86
Robert G. Montgomery	85,000.00	123,160.86	208,160.86
Brian K. Ratzan	85,000.00	123,160.86	208,160.86
David W. Ritterbush	85,000.00	123,160.86	208,160.86
Joseph J. Schena	100,000.00	123,160.86	223,160.86
David J. West	85,000.00	123,160.86	208,160.86
James D. White	85,000.00	123,160.86	208,160.86

(1)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of the RSU awards granted to each non-employee director, computed in accordance with Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of these awards can be found in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

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Messrs. Joseph Scalzo and Geoff Tanner do not receive separate compensation for their service as directors during fiscal year 2024. In connection with the completion of his Company and Board service, Mr. Scalzo received a gift from the Company with a total value of  $9,414.
Outstanding Equity Awards at Fiscal-Year End
The following table presents the number of outstanding RSUs held by each director as of August 31, 2024. None of the directors hold stock options.
Director	Number of Shares Subject to Outstanding RSUs as of August 31, 2024(1)
James M. Kilts	3,771
David J. West	3,771
Clayton C. Daley, Jr	3,771
Nomi P. Ghez	3,771
Michelle P. Goolsby	3,771
Robert G. Montgomery	3,771
Brian K. Ratzan	3,771
David W. Ritterbush	3,771
Joseph J. Schena	3,771
James D. White	3,771

(1)
The RSUs vest in full one year after grant.

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Meetings and Committees of the Board
Our Board has established certain committees to assist in the performance of its various functions. All Board committee members are appointed by our Board upon recommendation of the Nominating and Corporate Governance Committee, subject to the Investor Rights Agreement.
Our Board has affirmatively determined, upon recommendation of the Nominating and Corporate Governance Committee, that all of the members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent as defined under the Nasdaq listing standards. The Board also has determined that all members of the Audit Committee meet the independence requirements contemplated by the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board took into account the additional independence considerations required by the Nasdaq listing rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.
Our Board typically meets on a quarterly basis and holds special meetings as necessary. In fiscal year 2024, our Board met eight (8) times. Directors are required to regularly attend Board meetings and meetings of the committees on which they serve, unless unforeseen circumstances prevent them from doing so. In fiscal year 2024, all directors attended at least 75% of the total number of meetings of the Board (held during the period for which they have been a director) and the total number of meetings held by all committees of the Board on which they served (during the periods that they served). While we do not have a formal policy requiring our directors to attend stockholder meetings, our directors are invited and encouraged to attend all meetings of stockholders. All our directors at the time attended the 2024 Annual Meeting of Stockholders.
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The chart below lists the committees of our Board and indicates who served on those committees during fiscal year 2024.

Audit Committee	Compensation Committee	Corporate Responsibility and Sustainability Committee	Nominating and Corporate Governance Committee
Joseph J. Schena (Chair)*	Clayton C. Daley, Jr (Chair)	Michelle P. Goolsby (Chair)	Nomi P. Ghez (Chair)
Clayton C. Daley, Jr	David J. West	Robert G. Montgomery	James M. Kilts
Nomi P. Ghez	Robert G. Montgomery	David W. Ritterbush	Michelle P. Goolsby
Michelle P. Goolsby	Brian K. Ratzan		James D. White
James D. White
* Audit Committee Financial Expert
The responsibilities of each of our Board committees are summarized below. Each of the Board committees operates under a written charter; has authority to retain independent legal, accounting or other advisors, at our expense; makes regular reports to the Board; and reviews its own performance annually.
Audit Committee
Meetings: 4 Chair: Joseph J. Schena Other Members: • Clayton C. Daley, Jr. • Nomi P. Ghez • Michelle P. Goolsby
Key Responsibilities:
•
perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices, legal and regulatory compliance and the audit of the Company’s financial statements

•
maintain a line of communication between the Board and the Company’s financial management

•
primary responsibility for reviewing and discussing the Company’s policies with respect to risk assessment and risk management

•
oversee risks related to food safety, cybersecurity and other risks relevant to our computerized information system controls and security

•
oversee risks with respect to our Related Party Transactions Policy

•
prepare the report to be included in the Company’s annual proxy statement

The Audit Committee also evaluates, at least annually, the qualifications, performance and independence of our independent auditors, including an evaluation of the lead audit partner. The Board has determined that each member of the Audit Committee qualifies as an independent director according to Nasdaq rules and the rules and regulations of the SEC with respect to audit committee membership, and that Mr. Schena qualifies as an “audit committee financial expert,” as such term is defined in Item 401(d)(5)(ii) of Regulation S-K.

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Compensation Committee
Meetings: 4 Chair: Clayton C. Daley, Jr. Other Members: • David J. West • Robert G. Montgomery • Brian K. Ratzan • James D. White
Key Responsibilities:
•
review key employee compensation goals, policies, plans and programs

•
review and approve the compensation of our directors, Chief Executive Officer and other executive officers

•
review and approve employment agreements and other similar arrangements between us and our executive officers

•
ensure our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse effect on the Company

•
administer our stock plans and other incentive compensation plans

The Compensation Committee has delegated to a sub-committee of Messrs. Daley, Montgomery and White (the “Compensation Sub-Committee”) the authority to grant equity awards to executive officers. The Compensation Committee reviews and considers our Chief Executive Officer’s recommendations with respect to compensation decisions for our named executive officers other than himself. The Compensation Committee believes it is valuable to consider the recommendations of our Chief Executive Officer with respect to these matters because, given his knowledge of our operations, industry and the day-to-day responsibilities of our executive officers, he is in a unique position to provide the Compensation Committee perspective into the performance of our executive officers in light of our business at a given point in time. The Board (without the participation of our Chief Executive Officer) and Compensation Committee make all compensation decisions regarding our Chief Executive Officer. The Board has determined that each member of the Compensation Committee qualifies as an independent director according to Nasdaq rules and the rules and regulations of the SEC with respect to compensation committee membership.
Corporate Responsibility and Sustainability Committee
Meetings: 4 Chair: Michelle P. Goolsby Other Members: • Robert G. Montgomery • David W. Ritterbush
Key Responsibilities:
•
monitor emerging trends and evolving best practices with respect to ESG

•
review, oversee, and discuss with management the implementation of the Company’s ESG strategy and policies making change recommendations as appropriate

•
review and discuss with management the Company’s internal and external communication strategies and approach with employees, investors, and other stakeholders regarding the Company’s position or approach to ESG matters and provide recommendations as appropriate

The Corporate Responsibility and Sustainability Committee was established in July 2021 to assist the Board in discharging its oversight responsibility related to ESG matters (but excluding corporate structure governance) and to provide guidance to management on these matters. ESG matters include climate change effects, energy and natural resources conservation, environmental and supply chain sustainability, human rights, employee health, safety and well-being, human capital resources, diversity, equity and inclusion, public policy engagement, political contributions, corporate charitable and philanthropic activities and other ESG matters that are relevant and material to the Company. The Board has determined that each member of the Corporate Responsibility and Sustainability Committee qualifies as an independent director according to Nasdaq rules.

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Nominating and Corporate Governance Committee
Meetings: 4 Chair: Nomi P. Ghez Other Members: • Michelle P. Goolsby • James M. Kilts • James D. White
Key Responsibilities:
•
identify individuals qualified to become members of our Board, consistent with criteria approved by our Board

•
oversee the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently

•
oversee the process of conducting management succession planning

•
identify best practices and recommend corporate governance principles and structures

•
develop and recommend to our Board a set of corporate governance guidelines and principles applicable to us

The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an independent director according to Nasdaq rules. The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Board of Directors and Governance — Process for Recommending or Nominating Potential Director Candidates.”

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1	Election of Directors The Board recommends that you vote FOR the election of each of the director nominees.
Board Diversity Matrix
We believe our Board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below table provides information related to the composition of our board members. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of December 12, 2024)
Total Number of Directors: 12	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	10		—	—
Part II: Demographic Background
African American or Black	—	1		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	9		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—
To see our Board Diversity Matrix as of December 7, 2023, please see our proxy statement filed with the SEC on December 7, 2023.

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Board of Directors Skills and Experience Chart
Our directors have vast and deep professional and personal experiences that contribute greatly to the ability to function as a Board at a high level. The following chart of skills and experiences provides an overview of the diversity of experience on our current Board:
Directors Standing for Re-Election
At the Annual Meeting, stockholders will vote for the 11 nominees listed below to serve until the 2026 Annual Meeting of Stockholders and the election and qualification of their successor, or until such director’s earlier death, disqualification, resignation or removal.
Proxies cannot be voted for a greater number of persons than the nominees named below. Each of the nominees listed below (other than Ms. Mally) is currently a member of our Board, and all nominees have been recommended by our Nominating and Corporate Governance Committee, subject to the Investor Rights Agreement, and nominated by our Board, and has agreed to stand for election or re-election, as applicable. There are no family relationships among our directors or director nominees, or between our directors, director nominees and/or executive officers. A plurality of votes cast is necessary for the election of a director. There is no cumulative voting in the election of directors. Ages are as of the date of the Annual Meeting.
Majority Vote Director Resignation Policy
Our Corporate Governance Guidelines contain a Director Resignation Policy. Under this policy, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election is required to offer their resignation to the Board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the Board would consider the offer of resignation and determine whether to accept or reject the tendered resignation. This policy does not apply in contested elections.

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Director Nominees
Clayton C. Daley, Jr.
Age: 73 Director Since: 2017 Independent Director	Committee(s): Audit and Compensation (Chair)

EXPERIENCE
•
Clayton C. Daley, Jr. spent his entire professional career with The Procter & Gamble Company (“P&G”), a global consumer packaged goods company, joining the company in 1974.

•
At P&G, Mr. Daley held a number of key accounting and finance positions including Chief Financial Officer and Vice Chairman of P&G; Comptroller, U.S. Operations of Procter & Gamble USA; Vice President and Comptroller of Procter & Gamble International; and Vice President and Treasurer of P&G.

• Mr. Daley retired from P&G in 2009. • Mr. Daley served as Senior Advisor to TPG Capital from 2009 until October 2012.

PARTICIPATION ON OTHER BOARDS
•
Mr. Daley served as a director and was Chair of the Audit Committee and a member of the Compensation and Option Committee of Starwood Hotels & Resorts Worldwide, Inc. from 2008 to 2016.

•
Mr. Daley was also a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

EDUCATION • He holds a bachelor’s degree in economics from Davidson College and an MBA from The Ohio State University.

REASONS FOR NOMINATION
We believe Mr. Daley’s consumer and food industry background, coupled with broad operational and financial experience outlined in detail above, make him well qualified to serve as a director.

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Michelle P. Goolsby
Age: 66 Director Since: 2019 Independent Director	Committee(s): Audit, Corporate Responsibility and Sustainability (Chair), and Nominating and Corporate Governance

EXPERIENCE
•
Michelle P. Goolsby served for ten years, from 1998 to 2008, on the senior executive team of Dean Foods Company (“Dean Foods”), where she held the positions of Executive Vice President, General Counsel, Chief Administrative Officer and head of Corporate Development with responsibilities including legal, human resources, acquisitions, risk management and sustainability.

•
Prior to Dean Foods, Ms. Goolsby was a partner at Winstead, P.C., one of the largest business law firms in Texas and served as Chair of the firm’s Business Section.

•
Ms. Goolsby served from 2009 to 2019 as a venture partner and member of the Investment Committee of Greenmont Capital Partners II, a private equity firm in Boulder, Colorado which invested in companies providing more healthy, sustainable and environmentally friendly consumer products.

PARTICIPATION ON OTHER BOARDS
•
Ms. Goolsby was a member of the Board of Directors of Capstead Mortgage Corporation and its successor, Franklin BSP Realty Trust, publicly traded real estate investment trusts, from 2012 to 2022, serving as Chair of the Compensation Committee and member of the Audit Committee.

•
Ms. Goolsby previously served as a member of the Board of Directors of WhiteWave Foods Company (“WhiteWave Foods”), where she was Chair of the Audit Committee and a member of the Compensation Committee, from 2012 until its sale to Danone in 2017. Ms. Goolsby then served as a member of the Advisory Board of Danone North America, advising as to business practices promoting healthier and more sustainable food systems.

•
Ms. Goolsby serves on the boards of other privately held companies as well as other civic and philanthropic organizations, including Vitamin Angels Alliance, a global nonprofit focused on improving the health and nutrition of the most vulnerable populations. She is a founding member of The Center for Women in Law at The University of Texas School of Law and serves as a Trustee of the University of Texas Law School Foundation.

EDUCATION
•
Ms. Goolsby received a bachelor’s degree in accounting from The University of Texas at Austin, a juris doctor degree from The University of Texas at Austin School of Law, and a Master of Arts degree from the Simmons School of Education and Human Development at Southern Methodist University.

•
Ms. Goolsby received a Climate Leadership Certification from the Diligent Institute, which is designed to provide corporate leaders with the skillset to effectively oversee climate risk and create sustainable growth strategies.

REASONS FOR NOMINATION
We believe Ms. Goolsby’s extensive food and beverage experience, knowledge of the consumer-packaged goods marketplace, Environmental, Social and Governance (ESG) program management experience along with her current and prior public company board experience, make her well qualified to serve as a director.

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James M. Kilts
Age: 76 Director Since: 2017 Independent Director	Current Position: Chairman of the Board and Founding Partner of Centerview Capital Consumer Committee(s): Nominating and Corporate Governance

EXPERIENCE
•
James M. Kilts is a renowned leader in the consumer industry, with over 40 years of experience leading a range of companies and iconic brands. Mr. Kilts has served as our Chairman of the Board of Directors since July 2017.

•
Mr. Kilts is the Founding Partner of Centerview Capital Consumer, founded in 2006. Mr. Kilts was Co-Chief Executive Officer of Conyers Park III Acquisition Corp. from August 2021 until August 2023.

•
Previously, Mr. Kilts served as Chairman of the Board, Chief Executive Officer and President of The Gillette Company (“Gillette”) from 2001 until it merged with P&G in 2005; at that time, he became Vice Chairman of the Board of P&G. Before Mr. Kilts joined Gillette, the company’s sales had been flat for 4 years, and it had missed earnings estimates for 14 consecutive quarters. Mr. Kilts took steps to rebuild the management team, cut costs and reinvest the savings in innovation and marketing. During his tenure as Chief Executive Officer, Mr. Kilts oversaw the creation of approximately $30 billion in equity value for Gillette’s public shareholders. Gillette’s share price appreciated 110% during Mr. Kilts’ tenure, while the S&P 500 declined 3% over the same time period. Under Mr. Kilts’ leadership, Gillette rejoined the top ranks of consumer products companies as sales increased an average of 9% each year. The Harvard Business Review cited Mr. Kilts’ leadership as the driving force behind Gillette’s turnaround.

•
Prior to Gillette, Mr. Kilts served as President and Chief Executive Officer of Nabisco from 1998 until its acquisition by The Philip Morris Companies in 2000.

•
Before joining Nabisco, Mr. Kilts was an Executive Vice President of The Philip Morris Companies from 1994 to 1997 and headed the Worldwide Food Group. In that role, Mr. Kilts was responsible for integrating Kraft and General Foods and for shaping the group’s domestic and international strategy. Mr. Kilts had previously served as President of Kraft USA and Oscar Mayer. He also had been Senior Vice President of Strategy and Development, President of Kraft Limited in Canada, and Senior Vice President of Kraft International.

•
Mr. Kilts began his career with General Foods Corporation in 1970.

•
Owing to Mr. Kilts’ successes across the consumer industry, numerous companies seek his business expertise and advice.

PARTICIPATION ON OTHER BOARDS
•
Mr. Kilts is currently a member of the Board of Directors of Viatris Inc. since November 2020 and is a member of the Board of Directors and Chairman of the Board of Advantage Solutions Inc. since October 2020.

•
Mr. Kilts was a member of the Board of Directors of MetLife, Inc., (from 2005 until June 2020), Pfizer Inc. (from 2007 until November 2020), Unifi Inc. (from April 2016 until July 2022), Non-Executive Director of the Board of Nielsen Holdings PLC (from 2006 until 2017), Chairman of the Board of Nielsen Holdings PLC (from January 2011 until December 2013) and Chairman of the Nielsen Company B.V. (from 2009 until 2014).

•
Mr. Kilts was also previously a member of the Board of Directors of Conyers Park II Acquisition Corp. from July 2019 until October 2020, Big Heart Pet Brands (formerly a division of Del Monte Foods) from March 2011 to March 2015 (during which time he served as Chairman), MeadWestvaco from 2006 to April 2014, The New York Times Company from 2005 to 2008, May Department Stores from 1998 to 2005, Whirlpool Corporation from 1999 to 2005, Grocery Manufacturers Association (during which time he served as Chairman) from 2003 to 2005, and Delta Airlines from 2002 to 2004.

•
Mr. Kilts was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

•
Mr. Kilts is a Trustee Emeritus of the University of Chicago and Founder of the Kilts Center for Marketing at the University of Chicago Booth School of Business.

•
Mr. Kilts is also a former member of Citigroup’s International Advisory Board.

EDUCATION • Mr. Kilts received a bachelor’s degree in History from Knox College, Galesburg, Illinois and earned an MBA degree from the University of Chicago.

REASONS FOR NOMINATION
We believe Mr. Kilts’ deep and extensive consumer industry background, coupled with broad operational, marketing and transactional experience as described in detail above, make him well qualified to serve as a director.

2025 Proxy Statement    27

Romitha S. Mally
Age: 55 Independent Director Nominee

EXPERIENCE
•
Romitha S. Mally has over 30 years of experience working in financial services both as an investment banker and equity research analyst beginning at Goldman Sachs covering the food sector from 1998 to 2005.

•
In 2021, Ms. Mally founded the Mally Collective, a boutique financial advisory firm that advises consumer companies on value maximization through internal strategic initiatives, mergers and acquisitions and capital markets transactions.

•
From 2019 to 2021, Ms. Mally was a Vice Chairman in Investment Banking at UBS Group AG.

•
Prior to that, Ms. Mally was a Managing Director and Head of Consumer Corporate Advisory for North America at Greenhill & Co. from 2018 to 2019 and a Managing Director in the Consumer and Retail Investment Banking Group at JP Morgan from 2013 to 2018.

PARTICIPATION ON OTHER BOARDS • Ms. Mally is a director of Hungryroot, Inc. since 2021.
EDUCATION • Ms. Mally received a B.Sc. from The London School of Economics and an MBA degree from The University of Chicago.
REASONS FOR NOMINATION
We believe Ms. Mally’s consumer investment banking and financial analyst background, coupled with extensive financial and investment experience as described in detail above, make her well qualified to serve as a director.
Robert G. Montgomery
Age: 71 Director Since: 2017 Independent Director	Current Position: Founder and Principal of Montgomery Consulting Solutions Committee(s): Compensation, Corporate Responsibility and Sustainability

EXPERIENCE
•
In 2010, Mr. Montgomery founded and has since been a principal of Montgomery Consulting Solutions, a consulting firm specializing in sales, marketing and business strategies in the consumer-packaged goods industry.

•
In 2010, Mr. Montgomery co-founded and until January 2020 was a principal of Jurs Montgomery Brokerage, LLC, a firm specializing in life insurance, long term care, disability and annuities.

•
From 2003 until 2010, Mr. Montgomery was successively a Senior Vice President, Sales, a Senior Vice President, Sales, Marketing & R&D and an Executive Vice President at Birds Eye Foods, Inc., a privately held frozen foods company.

•
From 1998 to 2003, Mr. Montgomery served as Vice President of Sales in different divisions of HJ Heinz Company, a global food producer.

•
Prior to this, from 1982 to 1998, Mr. Montgomery worked at McCain Food, Inc., as Vice President of Sales-Retail. Mr. Montgomery has held positions at Family Brands, Inc. as Vice President of Sales, ConAgra Frozen Food Company as Area Vice President, Sara Lee Corporation as National Sales Planning Manager and Division Sales Manager and Del Monte Corporation as Senior Account Representative.

PARTICIPATION ON OTHER BOARDS
•
In 2016, Mr. Montgomery joined the Board of Directors of Wyman’s of Maine, a producer of frozen fruit.

•
Mr. Montgomery was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

•
Mr. Montgomery served as the Chair of the Board of Hope Hall School, Gates, New York, a nonprofit school catering to children with learning disabilities from 2012 to 2024. This is a volunteer position with no compensation.

EDUCATION
•
Mr. Montgomery holds a bachelor’s degree in management from Seton Hall University.

•
Mr. Montgomery received a Certificate in Cybersecurity Oversight, issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University.

REASONS FOR NOMINATION
We believe Mr. Montgomery’s more than 40 years of experience in the consumer package goods industry, including sales, marketing, research and development positions on both an operational and executive level. We believe Mr. Montgomery’s consumer and food industry background, coupled with broad operational experience and his understanding of cybersecurity oversight, make him well qualified to serve as a director.

28    2025 Proxy Statement

Brian K. Ratzan
Age: 54 Director Since: 2017 Independent Director	Current Position: Partner of Centerview Capital Consumer Committee(s): Compensation

EXPERIENCE
•
Brian K. Ratzan has been a Partner of Centerview Capital Consumer since April 2014.

•
Mr. Ratzan served as the Chief Financial Officer of Conyers Park III Acquisition Corp. from August 2021 until August 2023, Chief Financial Officer of Conyers Park Acquisition Corp. from April 2016 to July 2017 and Chief Financial Officer of Conyers Park II Acquisition Corp. from July 2019 to October 2020.

•
Mr. Ratzan has over 25 years of private equity investing experience. Prior to joining Centerview Capital Consumer, Mr. Ratzan was Partner and Head of U.S. Private Equity at Pamplona Capital Management from January 2012 to February 2014.

•
Prior to joining Pamplona, Mr. Ratzan was Managing Director and Head of Consumer at Vestar Capital Partners, which he joined in 1998.

•
Mr. Ratzan also previously worked at ‘21’ International Holdings, a private investment firm, and in the Investment Banking Group at Donaldson, Lufkin and Jenrette.

PARTICIPATION ON OTHER BOARDS
•
Mr. Ratzan has been a member of the Board of Directors of Advantage Solutions Inc. since October 2020.

•
Mr. Ratzan was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017, Conyers Park II Acquisition Corp. from July 2019 until October 2020 and Conyers Park III Acquisition Corp., Inc, from August 2021 until August 2023.

•
Mr. Ratzan previously served on the boards of consumer companies including Del Monte Foods, The Sun Products Corporation (formerly known as Huish Detergents, Inc.), and Birds Eye Foods, Inc.

•
Mr. Ratzan currently serves on the Advisory Board of the University of Michigan’s Ross School of Business and the Economics Leadership Council at the University of Michigan.

EDUCATION • Mr. Ratzan holds a bachelor’s degree in economics from the University of Michigan, where he was a member of Phi Beta Kappa, and an MBA degree from Harvard Business School.

REASONS FOR NOMINATION
We believe Mr. Ratzan’s extensive investment management, transactional and consumer packaged goods experience as described in detail above make him well qualified to serve as a director.

2025 Proxy Statement    29

David W. Ritterbush
Age: 58 Director Since: 2019 Independent Director	Current Position: CEO of Califia Farms, LLC Committee(s): Corporate Responsibility and Sustainability

EXPERIENCE
•
David W. Ritterbush has been the CEO of Califia Farms, LLC since October 2020.

•
Mr. Ritterbush was the President of our wholly owned subsidiary Quest Nutrition, LLC from November 2019 until October 2, 2020.

•
Prior to our acquisition of Quest Nutrition in
November 2019, Mr. Ritterbush was Chief Executive Officer of Quest Nutrition from March 2017, with oversight of the organization, including organizational structure, supply chain strategy, and product innovation.

•
Prior to joining Quest Nutrition, Mr. Ritterbush served as Chief Executive Officer of Popchips (Sonora Mills, Inc.), a manufacturer of popped rice, corn, soy, and other grain- based snack food products, from August 2015 to February 2017. While at Popchips, Mr. Ritterbush’s responsibilities included organization leadership, restructuring, sales turnaround, refreshed branding and new product innovation, supply chain restructuring, co- manufacturing and global procurement.

•
From April 2009 to March 2015, Mr. Ritterbush held leadership positions with Premier Nutrition Corporation, a manufacturer and retailer of beverage products, bars and shakes, including Chief Executive Officer, Post Active Nutrition from April 2014 to March 2015; Chief Executive Officer, Premier Nutrition from August 2010 to March 2014; and Chief Operating Officer from April 2009 to August 2010. While at Premier Nutrition, Mr. Ritterbush reorganized the organization, led a significant turnaround of the supply chain across facilities and co-manufacturers, restructured the sales organization, and actively participated in strategy formation and acquisitions.

•
Prior to this, Mr. Ritterbush was Vice President/General Manager-West Business Unit, for Red Bull North America, from October 2007 to March 2009, with leadership for the West Business Unit including sales, marketing, supply chain, finance and accounting.

•
Previously, Mr. Ritterbush was a sales and marketing executive with Dreyer’s Grand Ice Cream, Inc. for over 16 years, with various positions of increasing responsibility, including serving as Senior Vice President of Marketing- Packaged Products from October 2006 to October 2007, where he was responsible for product design, pricing, and consumer positioning. During this period, Mr. Ritterbush served as a member of Dreyer’s Operating Committee, Dreyer’s Graphics Development team, and a board member of the Starbucks Ice Cream partnership.

PARTICIPATION ON OTHER BOARDS
•
Mr. Ritterbush is a Director of Oats Overnight, Inc., a private company and previously served as a Director of Farmer Bros. Co. from 2017 to 2020 and Stone Brewing Co., LLC, a private company.

EDUCATION • Mr. Ritterbush received his undergraduate degree in Business Administration, Marketing from San Diego State University.

REASONS FOR NOMINATION
We believe Mr. Ritterbush’s consumer and food industry background coupled with his broad executive, operational and marketing experience as described in detail above makes him well qualified to serve as a director.

30    2025 Proxy Statement

Joseph J. Schena
Age: 66 Director Since: 2021 Independent Director	Committee(s): Audit

EXPERIENCE
•
Mr. Schena served as the Chief of Staff at Cohen Enterprises, a private holding company, focused on C&S Wholesale Grocers, Inc. and Warehouse Technologies from
November 2015 until April 2019.

•
Prior to joining Cohen Enterprises, Mr. Schena served as the Chief Executive Officer and President at Bacardi International Limited and as the Chief Financial Officer of Bacardi Limited.

•
Previously, Mr. Schena served as Chief Financial Officer and Executive Vice President at C&S Wholesale Grocers, Inc.

•
Mr. Schena was an Operating Partner at Centerview Capital Consumer from 2007 to 2012 focused on financial operations of portfolio companies. Mr. Schena was involved in the $5.5 billion privatization of Del Monte Foods and the acquisition of Richelieu Foods.

•
Mr. Schena served as the Vice President of Global Financial Operations, Chief Accounting Officer and Controller at Gillette and transitioned to the Chief Financial Officer of the Gillette business unit of P&G after P&G acquired Gillette in October 2005 where Mr. Schena was responsible for Gillette’s business results as well as integrating Gillette’s and P&G’s financial operations.

•
Prior to Gillette, Mr. Schena served in various senior financial and strategy positions at Kraft/Nabisco from 1980 to 2000.

PARTICIPATION ON OTHER BOARDS • Mr. Schena was previously a director of Warehouse Technologies, Conyers Park II Acquisition Corp. and Welch Foods Inc.
EDUCATION • Mr. Schena received both an MBA in Finance and a BBA in Accounting from Iona College.

REASONS FOR NOMINATION
Mr. Schena is a consumer products industry executive with 40 years of experience in the areas of financial operations and accounting, strategy and business planning, investor relations and mergers & acquisitions. We believe Mr. Schena’s deep consumer industry background, coupled with broad financial, accounting and transactional experience as described in detail above, make him well qualified to serve as a director.

2025 Proxy Statement    31

Geoff E. Tanner
Age: 51 Director Since: 2023	Current Position: President and Chief Executive Officer

EXPERIENCE
•
Geoff E. Tanner has served as the Company’s President and Chief Executive Officer since July 7, 2023. Mr. Tanner has also served as a member of the Company’s Board of Directors since April 2023.

•
Prior to that, Mr. Tanner served as the Company’s President, Chief Operating Officer and CEO-Elect from April 3, 2023 until July 7, 2023.

•
Mr. Tanner served as Chief Commercial and Marketing Officer of The J.M Smucker Company (“Smucker”) from October 2019 until February 2023, reporting to the CEO. From 2016 through 2019, Mr. Tanner served as Senior Vice President, Growth of Smucker, also reporting to the CEO.

•
Mr. Tanner held various leadership roles of increasing responsibility at Big Heart Pet Brands (and its predecessor Del Monte Foods) from 2003 until 2016, when it was acquired by Smucker, including Vice President, Marketing and General Manager and Vice President, Innovation.

• Earlier in his career, Mr. Tanner was a senior strategy consultant at Cap Gemini Ernst & Young.
PARTICIPATION ON OTHER BOARDS • Mr. Tanner is a member of the Johnsonville Meat LLC Board of Directors.

EDUCATION
•
Mr. Tanner received a Bachelor of Commerce and Bachelor of Arts in Political Science and Government from Victoria University of Wellington in New Zealand, and an MBA from the Duke University Fuqua School of Business.

REASONS FOR NOMINATION
We believe Mr. Tanner’s experience as our President and Chief Executive Officer along with his extensive consumer and food industry background as described in detail above makes him well qualified to serve as a director.

32    2025 Proxy Statement

David J. West
Age: 61 Director Since: 2017 Independent Director	Current Position: Partner of Centerview Capital Consumer Committee(s): Compensation

EXPERIENCE
•
David J. West is an established leader in the consumer industry, with 30 years of experience leading a range of companies and well-known brands. Mr. West has served as our Vice Chairman of the Board since July 2017.

•
Mr. West became a partner of Centerview Capital Consumer in May 2016.

•
From April 2016 to July 2017, Mr. West served as the Chief Executive Officer of Conyers Park Acquisition Corp., served as CEO of Conyers Park II Acquisition Corp. from July 2019 until October 2020 and as Co-Chief Executive Officer of Conyers Park III Acquisition Corp. from August 2021 until August 2023.

•
Prior to joining Centerview Capital Consumer, Mr. West served as Chief Executive Officer and President of Big Heart Pet Brands (formerly known as Del Monte Foods) from August 2011 to March 2015, at that time one of the world’s largest pure-play pet food and treats companies whose brands included Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, and others. Mr. West helped reposition the business to increase focus on growth and innovation, launched new products such as Milk-Bone Brushing Chews®, enhanced specialty pet distribution channels through the acquisition of Natural Balance Pet Foods, and developed a marketing culture to effectively promote products. Mr. West worked closely with Mr. Kilts during this time, as Mr. Kilts was Chairman of the Board of Big Heart Pet Brands. In February 2014, Mr. West oversaw the sale of Del Monte Foods’ Consumer Products business and changed the company’s name to Big Heart Pet Brands, reflecting its singular focus on pet food and snacks. During his tenure as Chief Executive Officer, Mr. West oversaw the creation of approximately $2 billion of equity value for investors. Big Heart Pet Brands was sold to The J.M. Smucker Company in March 2015, at which time Mr. West served The J. M. Smucker Company as President, Big Heart Pet Food and Snacks until March 2016 and as a Senior Advisor until April 2016.

•
Prior to joining Del Monte Foods, Mr. West served as the Chief Executive Officer, President and a director of Hershey from 2007 to May 2011. Under Mr. West’s leadership, Hershey enjoyed strong profits, net sales growth and shareholder returns, and was recognized as one of the World’s 100 Most Innovative Companies by Forbes Magazine in 2011. During Mr. West’s tenure as Chief Executive Officer, Hershey increased its investment in domestic and international operations, improved the effectiveness of its supply chain and business model, and accelerated its advertising, brand building and distribution programs. During Mr. West’s tenure as Chief Executive Officer, public shareholders of Hershey experienced more than $5 billion of equity value creation. Hershey’s share price appreciated 68% during this time, while the S&P 500 grew 0%. Prior to his Chief Executive Officer role, Mr. West held various leadership positions at Hershey including Chief Operating Officer, Chief Financial Officer, Chief Customer Officer, and Senior Vice President of Strategy and Business Development. Prior to joining Hershey in 2001, Mr. West spent 14 years with the Nabisco Biscuit and Snacks group, where he held a range of senior positions including Senior Vice President, Finance, and Vice President, Corporate Strategy and Business Planning, a role in which he helped shape and execute Nabisco’s strategy, culminating in the acquisition of Nabisco Holdings Corp. by The Philip Morris Companies in 2000. At Nabisco, Mr. West worked closely with Mr. Kilts during Mr. Kilts’ tenure as Chief Executive Officer.

PARTICIPATION ON OTHER BOARDS
•
Mr. West has been a member of the Board of Directors of Advantage Solutions Inc. since October 2020 and Freshpet, Inc. since August 2023.

•
Mr. West was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017, Conyers Park II Acquisition Corp from July 2019 until October 2020 and Conyers Park III Acquisition Corp., Inc, from August 2021 until August 2023.

•
Mr. West was a member of the Board of Directors of Hershey from 2007 to 2011, Del Monte Foods from 2011 to 2014, Big Heart Pet Brands from 2014 to 2015, and The J.M. Smucker Company from 2015 to 2016.

EDUCATION • Mr. West received a Bachelor of Science, cum laude, in Business Administration from Bucknell University.

REASONS FOR NOMINATION
We believe Mr. West’s deep consumer industry background, coupled with broad operational, marketing and transactional experience as described in detail above, make him well qualified to serve as a director.

2025 Proxy Statement    33

James D. White
Age: 64 Director Since: 2019 Independent Director	Current Position: Owner of Culture Design Lab and Executive Chair of the Board of Air Protein, Inc. Committee(s): Compensation, Nominating and Corporate Governance

EXPERIENCE
•
Since 2019, Mr. White has been the owner of Culture Design Lab, which provides culture transformation and diversity, equity, and inclusion consulting services to companies, Boards of Directors and management teams.

•
Mr. White is also Executive Chair of the Board of Air Protein, Inc., a private company, from March 2020 until April 2024.

•
Mr. White served for eight years, from 2008 to 2016, as the Chairman, President and CEO of Jamba, Inc., where he successfully led the company turnaround and the transformation of Jamba Juice from a made-to-order smoothie shop to a healthy active lifestyle brand. Mr. White served as Board Chair of Jamba, Inc. from December 2010 until January 2016.

•
Prior to Jamba, Inc. Mr. White served as Senior Vice President and General Manager of Consumer Brands at Safeway, Inc. from 2005 to 2008.

•
Prior to Safeway, Mr. White served as Senior Vice President of Business Development, North America at Gillette from 2002 to 2005.

•
He also served in executive positions at Nestle Purina from 1987 to 2005, including Vice President, Customer Interface Group from 1999 to 2002.

•
Mr. White began his career at The Coca-Cola Company.

PARTICIPATION ON OTHER BOARDS
•
Mr. White currently serves as Chair of the Board of Directors of The Honest Company and a member of the Board of Directors of Cava Group, Inc.

•
Mr. White also serves on the Board of Schnucks Supermarkets, a private company.

•
Mr. White previously served on the boards of public companies Adtalem Global Education from 2015 to 2021, Affirm Holdings, Inc. from 2022 to 2024 and Callidus Software, Inc. from 2016 to 2018. Mr. White also previously served on the Boards of private companies Daymon Worldwide, Inc., Panera Bread and Panera LLC/JAB, Bradshaw Home, Hillshire Brands Company, Medallia, Inc., and Keane Inc.

EDUCATION
•
Mr. White received a Bachelor of Science degree, with a major in marketing, from The University of Missouri and an MBA from Fontbonne University. He is also a graduate of the Cornell University Food Executive Program and was a Stanford University Distinguished Careers Institute Fellow in 2018.

REASONS FOR NOMINATION
We believe Mr. White’s deep consumer industry background, coupled with broad operational and leadership experience as described in detail above, make him well qualified to serve as a director.

34    2025 Proxy Statement

Directors Not Standing for Re-election
Nomi P. Ghez
Age: 78 Director Since: 2017 Independent Director	Committee(s): Audit and Nominating & Corporate Governance (Chair)

EXPERIENCE
•
Nomi P. Ghez has over 40 years of experience working with consumer companies.

•
Ms. Ghez was affiliated with Goldman Sachs from 1982 to 2003, most recently acting as a senior banker within the consumer sector of Goldman Sachs’ Mergers and Strategic Advisory Division, as well as a Partner and Managing Director.

•
From 1982 to 2000, Ms. Ghez was Goldman Sachs’ food analyst in Investment Research, covering major U.S. and global food and consumer companies.

•
Since 2003, Ms. Ghez has been a cofounding partner of Circle Financial Group, LLC, an integrated private wealth management group of ten professional women.

•
In 2004, Ms. Ghez was a Portfolio Manager, Consumer Sector for Perry Capital LLC, a hedge fund.

PARTICIPATION ON OTHER BOARDS
•
Ms. Ghez served on the Board of Directors of Lipman Family Farms, a private fresh tomato company, from 2008 until 2019 and on its Governance and Audit Committee from 2013 until 2019.

•
Ms. Ghez was also a director of Maidenform Brands, Inc. from 2011 until its sale to HanesBrands in 2013, serving on its Audit Committee from 2012 to 2013.

•
Ms. Ghez was a director of Conyers Park Acquisition Corp. from July 2016 to July 2017.

EDUCATION • Ms. Ghez received a B.A. and M.A. from Tel Aviv University and a Ph.D. from New York University.

2025 Proxy Statement    35

Joseph E. Scalzo
Age: 66 Director Since: 2017	Current Position: Vice Chair of the Board

EXPERIENCE
•
Mr. Scalzo has served as Vice Chair of the Board since August 2024. Prior to that, Mr. Scalzo served as Executive Vice Chair of the Board from July 2023 and as a director of the Company since July 2017. From July 2017 until July 2023, Mr. Scalzo served as President and Chief Executive Officer of Simply Good Foods and in the same roles for Atkins and as a member of Atkins’ board of directors from February 2013 until July 2017.

•
From November 2005 to February 2011, Mr. Scalzo served as a senior executive in various roles at Dean Foods, including as President and Chief Operating Officer, as well as President and Chief Executive Officer of WhiteWave Foods. Mr. Scalzo is credited at Dean for leading the transformation of WhiteWave Foods, which began as three separate businesses, into a winning consumer foods company.

•
Prior to that, Mr. Scalzo held various executive roles at Gillette, where he spearheaded the successful three-year turnaround of the company’s one billion dollar global personal care business and The Coca Cola Company.

•
Mr. Scalzo began his career at P&G in 1985.

PARTICIPATION ON OTHER BOARDS
•
Mr. Scalzo has been a member of the Board of Directors of TreeHouse Foods, Inc. since April 2022 and Freshpet, Inc. since August 2023.

•
Before joining Simply Good Foods, Mr. Scalzo served as a director of Earthbound Farm from 2010 to October 2013.

•
Mr. Scalzo also served as a director of HNI Corp. from 2003 to November 2009 and Focus Brands from March 2014 to October 2020.

EDUCATION • Mr. Scalzo received a Bachelor of Science in Chemical Engineering from the University of Notre Dame.

36    2025 Proxy Statement

Executive Officers
The following table provides information regarding our executive officers, including their ages, as of the date of the Annual Meeting:
Name	Age	Position
Geoff E. Tanner	51	President and Chief Executive Officer and Director
Shaun P. Mara	60	Chief Financial Officer
Stuart E. Heflin, Jr.	45	Senior Vice President, General Manager Quest
Mark A. Olivieri, Jr.	38	Senior Vice President, General Manager OWYN
Ryan A. Thomas	46	Senior Vice President, General Manager Atkins
Timothy R. Kraft	45	Chief Legal and Corporate Affairs Officer
Amy C. Held	51	Senior Vice President and Chief Human Resources Officer
Timothy A. Matthews	45	Vice President, Controller and Chief Accounting Officer
Mr. Tanner’s biographical information is disclosed above under “Proposal One: Election of Directors.”
Shaun P. Mara	Age: 60 Chief Financial Officer

EXPERIENCE
•
Shaun P. Mara has served as our Chief Financial Officer since October 27, 2022.

•
Prior to that, Mr. Mara was our Senior Vice President of Strategy and Business Development from June 2019 until October 27, 2022.

•
Mr. Mara was Chief Financial Officer of Teasdale Latin Foods from November 2018 to March 2019, and an independent consultant providing financial and strategic business development services from January 2018 until October 2018.

•
From August 2014 to November 2017, Mr. Mara was the Chief Financial Officer and Chief Administrative Officer of Atkins Nutritionals, Inc., which combined with Conyers Park Acquisition Corp. in July 2017 to form the Company as a publicly traded company.

•
From 2010 until 2013 Mr. Mara was Chief Financial Officer of Dean Foods Company and Chief Financial Officer of Roofing Supply Company from August 2013 to July 2014.

•
Earlier in his career, Mr. Mara held senior financial positions with The Wm. Wrigley Jr. Company, Gillette and Staples, Inc. over a period of more than 20 years.

EDUCATION • Mr. Mara received a Bachelor of Science from Bentley University.
Stuart E. Heflin, Jr.	Age: 45 Senior Vice President, General Manager Quest marketing

EXPERIENCE
•
Stuart E. Heflin, Jr. has served as our Senior Vice President, General Manager Quest marketing since October 2023. Prior to that, Mr. Heflin was Senior Vice President, Quest Brand Marketing from April 2022.

•
Mr. Heflin was Vice President, Quest Brand Marketing from November 2021 until April 2022 and Senior Director, Quest Brand Marketing & Innovation from April 2018 until November 2021.

•
Prior to joining Quest, Mr. Heflin was Brand Director, Optimum Nutrition North America for Glambia PLC’s Performance Nutrition Division from June 2016 until April 2018 and Senior Brand Manager, Growth Initiatives from December 2014 until June 2016.

• Prior to joining Glambia, Mr. Heflin held several Brand Manager roles with Procter & Gamble from 2007 until December 2014.
EDUCATION • Mr. Heflin received an MBA and a Bachelor of Science in Mechanical Engineering from The Ohio State University.
2025 Proxy Statement    37

Mark A. Olivieri, Jr.	Age: 38 Senior Vice President, General Manager OWYN

EXPERIENCE
•
Mark A. Olivieri, Jr. has served as the Company’s Senior Vice President, General Manager OWYN since the Company’s acquisition of the Only What You Need, Inc. and the OWYN brand in June 2024. Prior to that, Mr. Olivieri was Chief Executive Officer of Only What You Need, Inc. from August 2021.

•
Mr. Olivieri held additional roles at Only What You Need, Inc. including President from October 2019 to August 2021 and Chief Marketing Officer from 2017 to October 2021.

•
Prior to joining Only What You Need, Inc., Mr. Olivieri was Sr. Brand Director, Sports Nutrition for The Nature’s Bounty Company from 2015 until 2017.

• Prior to The Nature’s Bounty Company, Mr. Olivieri had various brand related roles at PepsiCo’s Frito-Lay division, Hain-Celestial, and Campbell Soup’s Pepperidge Farm division.
EDUCATION • Mr. Olivieri received an MBA from Vanderbilt University and a Bachelor of Arts in Economics from Stony Brook University.
Ryan A. Thomas	Age: 46 Senior Vice President, General Manager Atkins marketing

EXPERIENCE
•
Ryan A. Thomas has served as our Senior Vice President, General Manager Atkins marketing since October 2023. Prior to that, Mr. Thomas was Chief Commercial Officer Pet for Post Holdings, Inc. from February 2023 until October 2023.

•
Mr. Thomas was Vice President of Marketing — Pet Business for The J.M. Smucker Company (“JMS”) from September 2018 until February 2023 and Vice President of Innovation — Coffee, Consumer, Pet for JMS from May 2016 until September 2018.

•
Mr. Thomas’ additional roles with JMS included Vice President and GM of Marketing & Growth from May 2015 until May 2016 and Director of Innovation — Big Heart Pet Brands from November 2013 until May 2015.

•
Prior to joining JMS, Mr. Thomas had various brand related roles with Campbell Soup Company, Del Monte Foods and H.J. Heinz Company.

EDUCATION • Mr. Thomas received an MBA and a Bachelor of Science in Business Administration, Marketing from the University of Pittsburgh.
Timothy R. Kraft	Age: 45 Chief Legal and Corporate Affairs Officer

EXPERIENCE
•
Timothy R. Kraft has served as our Chief Legal and Corporate Affairs Officer since June 2024. Prior to that, Mr. Kraft was our Chief Legal Officer and Corporate Secretary from October 2019 to June 2024 and Compliance Officer from October 2019 to January 2022.

•
Mr. Kraft was our General Counsel, Corporate Secretary and Compliance Officer from June 2018 to October 2019.

•
Prior to joining us, Mr. Kraft served as General Counsel of the Green Chef Corporation (“Green Chef”), a high-growth, USDA-certified organic meal kit company offering premium meals tailored for those following specialized diets including vegan, gluten-free, keto and paleo, from April 2017 to December 2017.

•
Prior to Green Chef, Mr. Kraft served in various legal roles for Boulder Brands, Inc. (“Boulder Brands”), a publicly traded company with a portfolio of health-focused food brands, from 2009 through 2016, including as Chief Legal Officer and Corporate Secretary from December 2014 to January 2016.

•
After Boulder Brands was acquired by Pinnacle Foods in January 2016, Mr. Kraft remained with the company to lead the integration through the end of 2016.

•
Prior to joining Boulder Brands, Mr. Kraft was in private practice focusing on general corporate law and mergers and acquisitions in Milwaukee, Wisconsin.

EDUCATION • Mr. Kraft received a Juris Doctor from Marquette University Law School and a Bachelor of Arts from Truman State University.

38    2025 Proxy Statement

Amy C. Held	Age: 51 Senior Vice President and Chief Human Resources Officer

EXPERIENCE
•
Amy C. Held has served as the Company’s Senior Vice President, Chief Human Resources Officer since June 2024. Prior to that, Ms. Held was Senior Vice President and Chief Human Resource Officer-Elect from March 2024 to June 2024.

•
Ms. Held was Chief Transformation Officer at The J.M. Smucker Company (“Smucker”) from September 2022 to February 2024.

•
Ms. Held served in additional roles at Smucker including: Chief Strategy & International Officer from November 2019 to September 2022; Senior Vice President Strategy, M&A and International from July 2018 to November 2019; Senior Vice President, Strategy and M&A from March 2018 to July 2018; Vice President Corporate Strategy & Development from July 2016 to March 2018; and Director, Corporate Strategy & Development from February 2013 to July 2016.

•
Prior to Smucker, Ms. Held had several positions at the risk, broking, human resources and benefits consulting firm Willis Towers Watson from 2000 to February 2013, leaving the firm as an Office Managing Partner.

EDUCATION • Ms. Held received an MBA from the University of Chicago Booth School of Business and a Bachelor of Business Administration, Accounting from the University of Notre Dame.
Timothy A. Matthews	Age: 45 Vice President, Controller and Chief Accounting Officer

EXPERIENCE
•
Timothy A. Matthews has served as our Vice President, Controller and Chief Accounting Officer since July 2017, and served in the same role at Atkins since November 2016.

•
Prior to joining Atkins, Mr. Matthews served as Corporate Controller of Gevo, Inc. from June 2014 to November 2016.

•
From May 2011 to June 2014, Mr. Matthews served as Senior Manager of Global Accounting and Consolidations at Molson Coors Brewing Company.

•
Mr. Matthews was Manager of Technical Accounting at Intermap Technologies from 2010 to 2011 and practiced with PricewaterhouseCoopers from 2003 to 2010.

EDUCATION • Mr. Matthews received an MBA from University of Denver and a Bachelor of Business Administration from St. Norbert College and is a Certified Public Accountant.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation of our named executive officers (“NEOs”) for fiscal year 2024. Our NEOs include our president and chief executive officer, our chief financial officer, and our three most highly compensated executive officers for fiscal year 2024 other than our chief executive officer and chief financial officer.
For fiscal year 2024, our NEOs were:
GEOFF E. TANNER	SHAUN P. MARA	TIMOTHY R. KRAFT	AMY C. HELD	RYAN A. THOMAS
President and Chief Executive Officer	Chief Financial Officer	Chief Legal and Corporate Affairs Officer	SVP and Chief Human Resources Officer	SVP and General Manager Atkins
Ms. Held and Mr. Thomas became NEOs for the first time in fiscal year 2024. Ms. Held was hired on March 4, 2024, and Mr. Thomas was hired on October 9, 2023.
Executive Summary
Our compensation program for our NEOs and other executive officers is designed to meet the following primary objectives:

Management Development and Continuity.
Attract, retain and motivate individuals of superior ability and managerial talent to develop, grow and manage our business by offering competitive compensation opportunities with both short-term and significant long-term components

Pay for Performance.
Align executive officer compensation with the achievement of our short- and long-term corporate strategies and business objectives, along with the long-term interests of our stockholders through the use of performance-based and variable compensation elements

Long-Term Focus on Stockholder Value.
Align executives with stockholder value creation by delivering a significant portion of our executive officers’ compensation in the form of equity-based awards that vest over multiple years

We believe compensation should be structured to ensure that a significant portion of the total compensation opportunity for our NEOs is directly related to our performance and other factors that directly and indirectly influence stockholder value. The Compensation Committee demonstrated its pay-for-performance philosophy and alignment of executive and stockholder interests in setting executive compensation by continuing to weight compensation toward performance-based pay.

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Strategic and Financial Highlights

Strong Cash Generation
Our asset-light, outsourced manufacturing business model continues to be a competitive advantage. In fiscal year 2024, we generated steady cash flow from operations of $215.7 million, an increase of about 26% versus the prior year. In fiscal year 2024, the Company repaid $135.0 million of its term loan debt, and at the end of the year, the outstanding principal balance was $400.0 million. As of August 31, 2024, the Company had cash of $132.5 million and a trailing 12-month Net Debt to Adjusted EBITDA ratio of 1.0.x*.
Only What You Need (OWYN) Acquisition
On June 13, 2024, the Company completed the acquisition of Only What You Need, Inc. (“OWYN”). Simply Good Foods funded the cash purchase price of $280.0 million, excluding post-closing purchase price adjustments and before transaction related fees, through a combination of cash on its balance sheet and an incremental borrowing of $250.0 million under its outstanding credit facility. The incremental portion of the term loan was priced to lenders at par.
Increasing Market Performance in Attractive Nutritional Snacking Category
Total Simply Good Foods retail takeaway in the combined measured and unmeasured channels increased 8%. The acquired OWYN business was a good contributor of point-of-sales growth from the date of acquisition. Retail takeaway for Quest and Atkins increased about 5%. Quest fiscal year 2024 retail takeaway in the combined measured and unmeasured channels grew about 13% compared to fiscal year 2023. Atkins total retail takeaway in the combined measured and unmeasured channels was down about 5% in fiscal year 2024. We believe the long-term growth outlook for the nutritional snacking category is strong, and we are well-positioned within the category with our Quest, Atkins and OWYN brands. We also believe current low household penetration coupled with consumer interest in snacking and wellness, provide tailwinds for future growth.
Supply Chain Excellence
Our supply chain team performed well and customer service levels during fiscal year 2024 returned to historical levels. Gross profit was $511.6 million, an increase of $58.1 million, or nearly 13% compared to the prior year. The increase was driven by the legacy business, due to lower ingredient and packaging costs, partially offset by a non-cash $3.2 million inventory purchase accounting step-up adjustment related to the OWYN acquisition. As a result, gross margin was 38.4%, a 190 basis point increase compared to last year.
Robust Innovation
A portion of our sales is driven by new products, and we believe innovation is, and will continue to be, an important component of our business. In fiscal year 2024, we continued to build a robust pipeline of innovation across our Quest and Atkins brands. These new products are now available, or will be available in fiscal year 2025, and we believe these new products position us for continued market share gains in fiscal year 2025 and beyond. We believe the diversification of our business across brands, product forms and retail channels provides us with multiple ways to win in the marketplace.
*
Adjusted EBITDA, Adjusted Diluted Earnings Per Share and Net Debt to Adjusted EBITDA are non-GAAP financial measures. Please refer to Annex I for an explanation and reconciliation of these non-GAAP financial measures.

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Fiscal Year 2023 Say-on-Pay Voting Results

At our annual meeting of stockholders in January 2024, we held our annual advisory vote to approve the compensation of our named executive officers. The fiscal year 2023 compensation of our named executive officers reported in our 2024 proxy statement was approved by 98.1% of the votes cast at the 2024 annual meeting of stockholders. Our Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. The Compensation Committee did not make any significant changes to our executive compensation program for fiscal year 2024.

Key Features of Fiscal Year 2024 Executive Compensation Program
Our fiscal year 2024 executive compensation program continued to reflect our strong commitment to pay for performance and to align with, and continue to drive, stockholder value. Through our commitment to good governance, we continue the following practices:
What We Do:

Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant.
Assessment of compensation risk. The Compensation Committee assessed our compensation policies and programs and determined that our compensation policies and programs are unlikely to give rise to risks reasonably likely to have a material adverse effect on the Company.
Annual say-on-pay vote. We hold annual advisory say-on-pay votes to approve executive compensation and received support of 98.1% on this proposal at the 2024 Annual Meeting of Stockholders.
Performance-based pay. The Compensation Committee focuses on paying our executives for their performance.
Use of multiple performance metrics. The Compensation Committee used two equally weighted performance measures for the 2024 annual short-term incentive bonus, which were designed to continue connecting executive compensation to overall company performance.
Stock Ownership. We require significant stock ownership for executive officers and directors under our stock ownership guidelines.
Clawback Policies. We have adopted two executive compensation “clawback” policies to recoup incentive compensation in certain situations.

What We Don’t Do:

No tax gross-ups. We do not gross-up any elements of compensation for executive officers, including no “excise tax gross-ups” for management in the event of a change in control.
Ban on pledging. We do not allow our management or directors to pledge our stock to secure loans or other obligations.
Prohibition on hedging. We do not allow our management, employees or directors to enter into derivative transactions in Company stock, including hedges.
No excessive executive benefit programs. We do not provide our management with pensions or any other enhanced benefit programs.
No repricings. Our equity plans do not allow repricing of stock option or stock appreciation rights without stockholder approval.
No excessive perquisites. Our management receives limited perquisites.
No stock options in stock ownership guidelines. We do not consider stock options as a contribution of value to meet our stock ownership guidelines for executive officers and directors.

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Compensation Administration and Independent Compensation Consultant
The Compensation Committee, and/or a Compensation Sub-Committee each comprised solely of independent directors (collectively, the “Compensation Committee”), determines the compensation of our executive officers and administers our equity incentive plan. The Compensation Committee is charged with, among other things, responsibility for reviewing executive officer compensation policies and practices to ensure:
• adherence to our compensation philosophy and objectives;	• the total compensation paid to our executive officers is consistent with our performance; and	• the total compensation is fair, reasonable and competitive with both public and private companies within our industry.
The Compensation Committee also reviews and approves our executive compensation programs and consults with an outside advisor to assist in compensation program design and to help develop specific program elements. The Compensation Committee also considers policy positions articulated or published by various proxy advisory firms in making its determinations of executive compensation. Executive compensation decisions are typically made by the Compensation Committee at its first regularly scheduled meeting of the fiscal year, normally held in October. This allows the Compensation Committee to have a good understanding of the prior fiscal year financial performance before making compensation decisions for the next year.
Mr. Tanner, our President and Chief Executive Officer, annually reviews the performance of each of our executive officers, other than himself, and, based on these reviews, makes recommendations to the Compensation Committee regarding salary adjustments, annual incentive bonus payments and long-term equity incentive awards. The Compensation Committee believes it is valuable to consider Mr. Tanner’s recommendations with respect to these matters given his knowledge of our operations and the day-to-day responsibilities of our executive officers, and he is in a unique position to provide the Compensation Committee with insight into the performance of our executive officers in light of our business at a given point in time. While the Compensation Committee considers Mr. Tanner’s reviews and recommendations, the Compensation Committee decides the compensation of our executive officers and also considers, among other things, Company and individual performance, peer group data, proxy adviser articulated policies, and recommendations from an independent compensation consultant, Mercer, as further described below.
The Compensation Committee has retained Mercer as its independent executive compensation consultant to advise the Compensation Committee with respect to our compensation programs for non-employee directors, executive officers, and senior executives. Mercer also assisted the Compensation Committee with the development of a peer group against which to evaluate our executive compensation levels and our proposed equity compensation program. Mercer has not provided, and is not expected to provide, advice or assistance to us in any areas other than executive compensation. In addition, the Compensation Committee considered the independence of Mercer in light of SEC rules and Nasdaq listing standards, which requires compensation committees to assess the independence of their compensation consultant, legal counsel and other advisors prior to receiving advice from them. The Compensation Committee has reviewed its and the Company’s relationships with Mercer and has not identified any conflicts of interest.
The Compensation Committee considered the results of Mercer’s comparative analyses of our peer group (as described below), as well as the recommendations provided by Mercer with respect to components and levels of compensation for our executive officers, in determining competitive market practice in our industry. The Compensation Committee considered the assessment of peer group market compensation, historical compensation levels, subjective assessments of individual performance and value to the Company, along with other subjective factors in establishing and approving the various elements of our executive compensation program for fiscal year 2024.
Peer Companies
We operate primarily in the highly competitive nutritional snacking and meal replacement segment of the food and beverage industry. Within this segment, we operate an “asset light” business model, where substantial operating activities, such as manufacturing, are outsourced. As a result, our management team is required to effectively select, oversee and scale the business over time with certain strategic partners. Our management team also must effectively manage our growth within a segment of the food and beverage industry that competes fiercely for manufacturing capacity at third party contract manufacturers. In many instances, we compete for manufacturing capacity against much larger and better- resourced companies. Many “peer” companies operate different business models and have significantly different available resources or operate within different segments of the consumer packaged goods industry. These factors make determining directly comparable information with respect to compensation information at “peer” companies challenging. Notwithstanding these challenges, with the assistance of Mercer, the Compensation Committee adopted a peer group in 2017, which was updated in 2020, 2022, 2023, and 2024. In the process of choosing companies for our peer group,

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Mercer and the Compensation Committee examine companies in the consumer staples and discretionary products space, with a particular emphasis on food and beverage companies, and consider revenue size, market capitalization and net income margins. Whether companies list us as a peer in their most recent proxy statement and whether proxy advisory firms considered a company as our peer are also considered. Based on the recommendation of Mercer, the Compensation Committee sought to establish a peer group of between 12 and 18 companies to have a mix of companies that would provide meaningful compensation data.
It is the intent of the Compensation Committee to review the peer group at least annually and make any adjustments to the list of peers that may be appropriate to recognize changes in performance, size and business scope and to adjust for any companies that have been acquired and no longer report compensation data. In January 2024, the Compensation Committee removed Hostess Brands and Sovos Brands, Inc. from our peer group, because both of these companies were acquired and are no longer publicly traded, and added Celsius Holdings, Inc. and e.l.f. Beauty, Inc. to our peer group based on the screening criteria for companies in the consumer packaged goods industry with revenue and market capitalization comparable to ours. For fiscal year 2024, the 15 selected peer companies were as follows:

Fiscal Year 2024 Peer Companies
B&G Foods	Inter Parfums, Inc.	Tootsie Roll Industries
BellRing Brands	J&J Snack Foods	USANA Health Sciences
Celsius Holdings, Inc.	John B. Sanfilippo & Son	Utz Brands, Inc.
Central Garden & Pet Company	Lancaster Colony
Edgewell Personal Care Company	The Boston Beer Company
e.l.f. Beauty, Inc.	The Hain Celestial Group
The Compensation Committee uses relevant compensation data provided by Mercer from the annual total compensation study of peer companies to help inform its decisions regarding compensation elements, levels and opportunities. The Compensation Committee establishes targeted pay levels by role, taking into account the competitive peer data and factors such as business performance, individual performance, job responsibilities, individual skill sets and other relevant factors. The Compensation Committee generally targets compensation for the Company’s executive officers at the 50th percentile of the peer group, although the Compensation Committee reviews all relevant factors when determining executive compensation. The Compensation Committee uses peer company data as a guideline to inform its actions but does not benchmark compensation to any specific level of compensation of the peer companies.
Fiscal Year 2024 Compensation Elements & Philosophy
The objective of our compensation program is to provide a total compensation package to each named executive officer that will enable us to attract, motivate and retain outstanding individuals, reward NEOs for performance and align the financial interests of each NEO with the interests of our stockholders to encourage each NEO to contribute to our long-term performance and success. Our executive compensation philosophy is focused on “pay-for-performance,” which means results above or below our expectations may result in above- or below-market compensation outcomes in any given fiscal year.
	Fixed		Variable
	Base Salary	Benefits	Annual Cash Incentive	Equity Awards
Design & Purpose	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.	To provide attractive benefits that promote employee (and potentially family) health and wellness. Benefits are provided at a level that is the same or similar to all employees.	To motivate and reward the achievement of our annual performance, based on the attainment of pre- defined financial performance objectives.	To align executives’ interests with the interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and other key management personnel.

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Base Salary
In October 2023, the Compensation Committee reviewed base salaries to ensure that they generally were competitive with market levels and generally reflected our level of financial performance during the previous year. No formulaic base salary increases are provided to our NEOs; however, annual salary increases are provided when the Compensation Committee determines that increases are warranted considering national salary increase levels, salary levels within companies in our peer group, individual performance, changes in scope of responsibilities and/or overall company performance. We pay base salaries to attract, recruit and retain qualified employees. The base salaries for the fiscal year ended August 31, 2024, for our NEOs consider the initial base amount set forth in the executive’s respective employment offer letter, or most recent base salary, as applicable, and the scope of the executive’s responsibilities, individual contributions, prior experience and sustained performance.
The base salaries of our NEOs for fiscal year 2024 were as follows:
Named Executive Officer	Annualized Base Salary at End of Fiscal Year 2023	Annualized Base Salary at End of Fiscal Year 2024	Increase Over Fiscal Year 2024 Base Salary
Geoff E. Tanner	$750,000	$800,000	6.7%
Shaun P. Mara	$480,000	$520,000	8.3%
Timothy R. Kraft	$434,000	$460,000	6.0%
Amy C. Held	N/A(1)	$440,000	0.0%
Ryan Thomas	N/A(1)	$385,000	0.0%

(1)
Ms. Held and Mr. Thomas joined Simply Good Foods during fiscal year 2024.

The increases in base salaries for our NEOs were effective as of November 1, 2023, except for Mr. Kraft who received a change in base salary on May 1, 2024, in conjunction with his promotion to Chief Legal and Corporate Affairs Officer.
Annual Performance-Based Cash Incentive Compensation
Our NEOs are eligible to participate in our annual performance-based cash incentive plan. The Compensation Committee assigns each executive a target incentive, determined as a percentage of base salary, based on competitive market data and the executive’s role and responsibilities. The annual financial objectives for payouts under the annual performance-based cash incentive plan and the final annual cash incentive award determinations are made by the Compensation Committee.
All of the NEOs participated in the annual performance-based cash incentive plan for the fiscal year ended August 31, 2024 (the “2024 Incentive Plan”). Actual incentive awards are determined as follows:
Payout Component:	Individual Incentive Dollar Target	x	Company Financial Performance	+	Individual Performance Adjustment	=	Final Payout
Allowable Range:			0% to 200%		± 25%		0% to 225%
The 2024 Incentive Plan applicable to the NEOs was based upon achievement of financial objectives, of which 50% was tied to the Company’s net sales and 50% was tied to Adjusted EBITDA for fiscal year 2024. In October 2023, the Compensation Committee established these metrics for the 2024 Incentive Plan. To determine an individual NEO’s 2024 Incentive Plan payout, the individual’s incentive dollar target is multiplied first by the Compensation Committee’s determination of the Company’s performance against the financial objectives which can range from 0% to 200%. The Compensation Committee thereafter has discretion to increase or decrease the payout amount by up to 25% based on the individual’s assessed performance against the individual’s business objective and contributions to the Company’s overall performance across a variety of commercial, administrative and operational objectives established by the Board.
The Compensation Committee evaluated Mr. Tanner’s individual performance. Mr. Tanner presents the Compensation Committee with recommendations for each of the other executive officers, including the other NEOs. Individual performance adjustments reflect Mr. Tanner’s and the Compensation Committee’s evaluation of each executive’s business objective achievements and contributions to overall Company performance.

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The table below sets forth the performance target and actual results for fiscal year 2024 with respect to the objective company performance goals established under the 2024 Incentive Plan, with each excluding OWYN results:
Performance Factor	2024 Threshold (in millions)	2024 Target (in millions)	2024 Maximum (in millions)	2024 Actual (in millions)	2024 Actual % of Target
Net Sales(1)	$1,261.8	$1,321.6	$1,441.0	$1,302.0	98.5%
Adjusted EBITDA(2)	$256.7	$266.5	$286.3	$267.7	100.5%

(1)
For purposes of the 2024 Incentive Plan, Net Sales is calculated using constant currencies for the full 2024 fiscal year.

(2)
For purposes of the 2024 Incentive Plan, Adjusted EBITDA (earnings before interest, tax, depreciation and amortization) is calculated as net income before interest income, interest expense, income tax expense, depreciation and amortization with further adjustments to exclude the following items: stock-based compensation expense, integration costs, restructuring costs, and other non- core expenses, using constant currencies through the 2024 fiscal year.

The following outlines the payout methodology in connection with the achievement of Company financial performance measures under the 2024 Incentive Plan. Percentage payouts between performance levels is determined by linear interpolation.
Payment Methodology — Net Sales and Adjusted EBITDA
	Payment Levels as a Percent of Target
Performance Factor	0%	50%	100%	150%	200%
Net Sales	<95%	95%	100%	105%	109%
Adjusted EBITDA	<96%	96%	100%	104%	107%
Total Company performance achieved on financial metrics was 95%. The individual payments for our NEOs ranges from 93% to 100% of target. Each named executive officer’s target incentive (expressed as a percentage of base salary and as a dollar amount) and 2024 award amounts are set forth in the table below.
Name	Base Salary at Fiscal Year-End ($)	Target Incentive (as Percentage of Base Salary) (%)	Target Incentive ($)	Performance Factors and Weighting	Company Financial Performance (%)	Final Payout Including Performance Adjustment (%)(1)	2024 Final Award ($)(1)
Geoff E. Tanner	$800,000	100%	$800,000	Net Sales – 50% Adjusted EBITDA – 50%	95%	100%	$800,000
Shaun P. Mara	$520,000	75%	$390,000	Net Sales – 50% Adjusted EBITDA – 50%	95%	98%	$382,200
Timothy R. Kraft	$460,000	60%	$276,000	Net Sales – 50% Adjusted EBITDA – 50%	95%	98%	$270,500
Amy C. Held(2)	$440,000	70%	$154,000	Net Sales – 50% Adjusted EBITDA – 50%	95%	93%	$143,200
Ryan Thomas(3)	$385,000	55%	$194,100	Net Sales – 50% Adjusted EBITDA – 50%	95%	93%	$180,500

(1)
The Compensation Committee agreed with Mr. Tanner’s recommendations to adjust the final payout for each of the named executive officers other than Mr. Tanner to reflect Mr. Tanner’s and the Compensation Committee’s evaluation of each executive’s business objective achievements and contributions to overall Company performance. The Compensation Committee elected to adjust Mr. Tanner’s final payout to reflect the Compensation Committee’s evaluation of Mr. Tanner’s business objective achievements and contributions to overall Company performance.

(2)
Ms. Held’s Target Incentive was prorated due to her hire date of March 4, 2024.

(3)
Mr. Thomas’ Target Incentive was prorated due to his hire date of October 9, 2023.

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Additional Bonuses Paid During Fiscal Year 2024
Each of Mr. Mara and Mr. Kraft received an additional cash bonus payment during fiscal year 2024 in recognition of the significant work required to complete our acquisition of OWYN. Ms. Held received a sign-on bonus in connection with her joining the Company and her relocation to Denver, Colorado. Mr. Thomas received a sign-on bonus in connection with his joining the Company.
Long-Term Equity Incentive Compensation
We provide equity-based long-term incentive compensation to our NEOs to link long-term results with our stockholders’ interests, to promote the long-term retention of our executives and key management personnel, and to ensure our NEOs have a continuing stake in our long-term success. We grant equity incentive awards to our NEOs in conjunction with the applicable named executive officer’s initial hire, and at other times at the discretion of the Compensation Committee, and we have implemented a practice to grant annual equity awards after the close of the fiscal year on or around the first week of November. Our award grant date and vesting date each year follows the public release of our full fiscal year earnings for the preceding fiscal year.
The Compensation Committee believes in a balanced approach to long-term incentive compensation. Under our equity- based long-term incentive program (the “LTI Program”) for fiscal year 2024, we granted our executive officers two types of awards: performance stock units (“PSUs”) and time-based restricted stock units (“RSUs”). We do not currently award stock options, stock appreciation rights or similar instruments as part of our long-term equity incentive compensation.
Based on a review of market data and recommendations from Mercer, each named executive officer has a targeted aggregate dollar value for awards under the LTI Program, which is allocated among the awards as outlined below. The Compensation Committee uses grants of equity awards to further our objective of a pay-for-performance compensation program to tie executive compensation to the achievement of our longer-term corporate strategies and business objectives and to the long-term interests of our stockholders.
The table below outlines the mix of equity awards granted to our NEOs in fiscal year 2024:
Award Type	Fiscal Year 2024 Allocation Percentage	Alignment to Stockholder Interests
PSUs	50%	Vesting depends on our performance at the end of a three-year performance period if specified relative total shareholder return (“TSR”) metrics are met
RSUs	50%	Value of award depends on our common stock price
PSUs.   Each PSU represents the contingent right to receive one share of our common stock upon vesting. The PSUs vest at the end of a three-year performance period as follows:
Three-Year Performance Period Ending October 15, 2026 (the “Performance Period”)
Performance Criteria: Relative TSR measured for the Company and each company in the Russell 3000 Food &
Beverage index using the immediately preceding 30-day average share price at the beginning and end of the
Performance Period:	Amount of PSUs Vesting
Less than 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	200%
Promptly following the completion of the Performance Period (and no later than sixty (60) days), the Compensation Committee will review and certify (a) what percentile rank of relative TSR has been achieved, and (b) the number of PSUs each named executive officer has earned. Relative TSR will be measured for the Company and each company in the Russell 3000 Food & Beverage index using the immediately preceding 30-day average share price at the beginning and end of the Performance Period, with the beginning measurement starting on the first day of the Performance Period and the ending measurement ending on the last day of the Performance Period. Companies in the Russell 3000 Food & Beverage index that are acquired during the Performance Period will not be included in the Performance Period end date measurement and no substitutions will be made. Achievement between the stated percentages will be interpolated on a straight-line basis. Should our relative TSR result in the number of shares each named executive officer would receive be less than 100% of target, but our absolute TSR meets or exceeds a 10% compound annual growth rate, the number

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of shares each named executive officer receives will be 100% of target. In addition, if our TSR is negative for the three-year Performance Period, the number of shares each named executive officer receives will not exceed 100% of the target number of shares, regardless of the relative performance against the peer group of the Companies in the Russell 3000 Food & Beverage index during the Performance Period.
Restricted Stock Units.   Each RSU represents the right to receive one share of our common stock upon vesting, provided that the recipient remains employed with us through each vesting date. The RSUs generally vest in three substantially equal annual installments beginning on the first anniversary of the grant date, except as noted in the section entitled “— Potential Payments Upon Termination or Change in Control — Executive Severance Plan,” below, with respect to vesting upon a Change in Control with Termination.
Fiscal Year 2024 Awards.   The equity awards granted to our NEOs in fiscal year 2024 were as follows:
Name	PSUs at Maximum Vesting (#)	RSUs (#)
Geoff E. Tanner	45,976	29,883
Shaun P. Mara	16,300	10,594
Timothy R. Kraft(1)	10,430	17,663
Amy C. Held(2)	6,130	20,645
Ryan Thomas(3)	16,319	3,922

(1)
On May 1, 2024, the Compensation Committee granted Mr. Kraft 10,884 RSUs, included in the above, in recognition of his promotion to Chief Legal and Corporate Affairs Officer.

(2)
On March 4, 2024, the Compensation Committee granted Ms. Held 3,065 PSUs and 20,645 RSUs, included in the above, aligned with her hiring.

(3)
On October 9, 2023, the Compensation Committee granted Mr. Thomas 7,347 PSUs, included in the above, aligned with his hiring. Of these 7,347 PSUs, 1,469 PSUs vested on October 9, 2024, at zero value as the minimum performance criteria was not met.

Fiscal Year 2024 PSU Vesting.   In November 2021, we granted PSUs to our NEOs with performance criteria consisting of the Company’s TSR measured relative to the TSR of each company in the Russell 3000 Food & Beverage index. These PSUs vested at 31.9% of target on November 8, 2024, because we achieved the percentile rank of 27.3%. Relative TSR was calculated using the immediately preceding 30-day average share price at the beginning and end of the Performance Period. The vesting schedule for these PSUs at the end of the three-year period was as follows: 25% would vest on November 8, 2024 if we achieved the 25th percentile of relative TSR, 100% would vest on November 8, 2024 if we achieved the 50th percentile of relative TSR, and 200% would vest on November 8, 2024 if we achieved the 75th percentile of relative TSR. Achievement between the stated percentages was interpolated on a straight-line basis. The PSUs vested in November 2024, having been granted in November 2021, were as follows:
Name	Number of PSU granted on 11/8/2021 (#)	Number of shares to be acquired upon vesting on 11/8/2024 (#)
Geoff E. Tanner	—	—
Shaun P. Mara	2,142	683
Timothy R. Kraft	3,516	1,121
Amy C. Held	—	—
Ryan A. Thomas	—	—
Benefits and Perquisites
We offer health and welfare benefits and life insurance to our NEOs on the same basis that these benefits are offered to other eligible employees. Also, our NEOs participate in our 401(k) on the same basis as other eligible employees.
We offer limited perquisites to our NEOs. During fiscal year 2024, we provided supplemental life and disability insurance to our NEOs. For additional information, see “— Summary Compensation Table” below.
Employment Arrangements
None of the NEOs have an employment agreement. Each of the NEOs participates in The Simply Good Foods Company Second Amended and Restated Executive Severance Compensation Plan (the “Executive Severance Plan”). See “Potential

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Payments Upon Termination or Change in Control” for a description of the Executive Severance Plan. At the time of their respective hire dates, we entered into employment offer letters with each of Messrs. Tanner, Mara, Kraft and Thomas, and Ms. Held. Each of these NEOs’ employment is “at will,” and the employment offer letter does not include a specific term. The employment offer letters set forth an initial base salary and provide for increases from time to time by the Board. Each NEO is eligible for an annual cash incentive award, with a target amount set as a percentage of their base salary and the actual amount based upon the achievement of performance goals established by the Compensation Committee from time to time. The employment offer letters provide that each NEO is eligible to participate in the employee benefit plans, programs and policies maintained by us from time to time.
Review of Risk in our Compensation Programs
We have reviewed our compensation policies and practices for our employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. We reviewed our conclusion with our Compensation Committee, which believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company over the long term. We believe the following features of our compensation programs help mitigate risks.

•
The Compensation Committee uses an independent compensation consultant to advise the Compensation Committee on executive compensation decisions.

•
Executive officers are subject to minimum stock ownership guidelines.

•
Our Insider Trading Policy prohibits officers, directors and other employees (i) from entering into hedging or monetization transactions or similar arrangements with respect to our securities and (ii) pledging our securities.

•
Our incentive compensation clawback policies permit the Company to recoup incentive compensation paid on the basis of financial results that are subsequently restated or because of financial or reputational harm to the Company.

•
The Compensation Committee absent intervening events such as those related to merger and acquisition activities, typically approves short-term incentive program goals at the start of the fiscal year and approves the performance achievement levels and final payments at the end of the fiscal year.

•
The short-term incentive program payouts are capped.

•
We use a mix of cash and equity incentive programs.

•
We use a mix of equity award types, all of which are subject to multi-year vesting for executive officers.

Corporate Governance Policies
Stock Ownership Guidelines
Non-Employee Directors
Our non-employee directors are required to own common stock equal to four times such director’s annual retainer. Directors are expected to satisfy these guidelines within five years of becoming a director and may not sell any common stock until they are in compliance with such guidelines and thereafter only if the guidelines remain satisfied after giving effect to the sale. Each of our presently serving non-employee directors is currently in compliance with the stock ownership guidelines or is still within the time frame to meet their respective ownership guidelines by the required deadline. Guideline compliance is measured pursuant to the policy as of September 1st of each year and any time a director seeks pre-clearance to trade in the Company’s securities.
Executive Officers
To further align our NEOs and other senior leaders with our stockholders and to maintain our commitment to strong corporate governance, we maintain rigorous ownership guidelines for our executive officers and certain other senior leaders.

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Our executive officers and other senior leaders are required to own common stock equal to a multiple of their annual base salary, depending on their level as set forth below:
Executive officers and senior team members are expected to satisfy these guidelines within five years of assuming their positions and may not sell any common stock until they are in compliance with such guidelines and thereafter only if the guidelines remain satisfied after giving effect to the sale. Executive officers and senior team members are not required to make open market purchases of our common stock to come into compliance with these guidelines. In instances where the stock ownership guidelines would place a severe hardship, the Compensation Committee will make a final decision as to an alternative stock ownership guideline for such person that reflects both the intention of the guidelines and personal circumstances. Each of our executive officers and senior team members is currently in compliance with the stock ownership guidelines or is still within the time frame to meet the ownership guidelines by the required deadline. Guideline compliance is measured pursuant to the policy as of September 1st of each year and any time an executive seeks pre-clearance to trade in the Company’s securities.
General
Shares that count towards the ownership guidelines include:
•
Shares owned directly (or through a nominee);

•
Shares beneficially owned in a “family trust” or held by a spouse and/or minor children;

•
Shares underlying unvested time-vesting restricted stock units; and

•
Deferred stock units of the Company.

For purposes of the policy, “Fair Market Value” means the higher of  (i) the 90-day average closing price of our common stock or (ii) the most recent closing price of our common stock, in each case immediately prior to the date of measurement. The intrinsic value of unexercised stock options is not included for purposes of compliance with these guidelines.
Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits our officers, directors and all other employees from:

pledging any of our securities as collateral for a loan	buying or selling put or call positions or other derivative positions in our securities
holding our securities in a margin account	entering into hedging or monetization transactions or similar arrangements with respect to our securities engaging in short sales
Recoupment (“Clawback”) Policies
The Board originally adopted a clawback policy in July 2019 that applies to certain incentive compensation for our executive officers and other employees paid or awarded after July 2019. In compliance with updated Nasdaq listing

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requirements, we adopted a new clawback policy effective October 2, 2023, for incentive compensation paid or awarded on after October 2, 2023 (the “Rule 10D-1 Incentive Compensation Recovery Policy”). As part of adopting the Rule 10D-1 Incentive Compensation Recovery Policy, the Board amended and restated its existing clawback policy to apply to certain incentive compensation not otherwise covered by the Rule 10D-1 Incentive Compensation Recovery Policy (the “General Clawback Policy”).
The Rule 10D-1 Incentive Compensation Recovery Policy provides that in the event of an Accounting Restatement, the Company will recover reasonably promptly the amount of any Erroneously Awarded Compensation Received by an Executive Officer during the Recovery Period.
The General Clawback Policy provides that in the event the Board determines, in its sole discretion, that one of our executive officers or other employees subject to the policy committed an act or omission during the course of their employment with us that gives rise to a material adverse effect on our financial condition or reputation, and such act or omission (i) constituted willful, knowing or intentional violation of any of our rules or any applicable legal or regulatory requirements, or (ii) constituted fraud or other illegal conduct, then the Board will determine whether we should seek to recover from that executive officer or employee up to 100% (as determined by the Board in its sole discretion as appropriate based on the conduct involved) of the incentive compensation received by that executive officer or employee during the three completed fiscal years immediately preceding the date the Board becomes aware of such material adverse effect. The General Clawback Policy includes language to prohibit the recovery of the same incentive compensation for the same events under both policies.
For purposes of the General Clawback Policy, incentive compensation means any compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting or stock price measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, including annual bonuses and other short- and long-term cash incentives and equity-based awards.
Insider Trading Policies
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by our directors, officers, and employees. All insider trading activity must be pre-cleared by the employee seeking to transact in our securities by the Company’s compliance officer, and any violations may result in disciplinary action. This policy is designed to promote compliance with insider trading laws, rules and regulations, and exchange listing standards. A copy of our Insider Trading Policy is filed as an Exhibit to our Annual Report on Form 10-K.
Effect of Accounting and Tax Treatment
When determining the components of the compensation paid to our executive officers, we review the anticipated accounting and tax consequences to us and the executive officers, including: the recognition of share-based compensation (see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024); Section 162(m) of the Internal Revenue Code (the “Code”) which imposes a limit on the amount of compensation that we may deduct in any one year with respect to our NEOs; the Tax Cuts and Jobs Act, which eliminated the exception that allowed for the deductibility of certain performance-based compensation; and Section 409A of the Code. We strive to ensure that there are no negative accounting or tax implications due to the design of our executive compensation programs; however, we will take the actions that we deem necessary and appropriate to further the best interest of our stockholders, promote our corporate goals, and achieve our goal of paying for performance.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
The Compensation Committee:
Clayton C. Daley, Jr. (Chairperson)
Robert G. Montgomery
Brian K. Ratzan
David J. West
James D. White
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Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs during fiscal years 2024, 2023, and 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Geoff E. Tanner President and Chief Executive Officer	2024	803,205	—	2,459,938	—	800,000	26,350	4,089,493
	2023	281,250	700,000	738,800	2,358,000	256,000	693	4,334,743
Shaun P. Mara Chief Financial Officer	2024	520,718	10,000	872,110	—	382,200	37,833	1,822,861
	2023	453,373	—	1,548,055	161,896	262,000	21,152	2,446,476
Timothy R. Kraft Chief Legal and Corporate Affairs Officer	2024	455,010	10,000	958,036	—	270,500	47,527	1,741,073
	2023	429,125	—	543,607	113,599	214,000	16,234	1,316,565
	2022	415,000	—	326,329	102,169	341,000	17,438	1,201,936
Amy C. Held(6) SVP and Chief Human Resources Officer	2024	218,589	250,000	850,507	—	143,200	7,483	1,469,779
Ryan A. Thomas(6) SVP and General Manager Atkins	2024	336,875	180,000	572,796	—	180,500	9,612	1,279,783

(1)
This amount includes Mr. Tanner’s sign on bonus to remunerate him for compensation that would have been otherwise payable by his former employer and for relocation to Denver; Mr. Mara’s bonus payment in recognition of the significant work required to close the transaction between Simply Good Foods and Only What You Need, Inc. (“OWYN”); for Mr. Kraft, a bonus of  $10,000 in recognition of the significant work required to close the transaction between Simply Good Foods and OWYN; for Ms. Held a sign on bonus for relocation to Denver; and for Mr. Thomas a sign on bonus to remunerate him for compensation that would have been otherwise payable by his former employer.

(2)
The amounts included under the “Stock Awards” column reflect the aggregate grant date fair value of PSUs (at target performance) and RSUs, and do not correspond to the actual values that will be realized by the executive officer. The value of these awards is computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. PSUs vest at the end of the three-year performance period with payouts ranging from 0% to 200%, except for Mr. Thomas’ award granted October 9, 2023 consisting of 1,469 units which vests on October 21, 2024 with payout ranging from 0% to 300%; and Mr. Thomas’ award granted October 9, 2023 consisting of 5,878 units which vests on October 21, 2025 with payout ranging from 0% to 100%. Information about the assumptions used to calculate the grant date fair value of such equity awards can be found in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024. For fiscal year 2024, the total aggregate grant date fair value of stock awards, including the PSUs and time-vested RSUs assuming the achievement of highest level of performance, would be as follows: $3,780,139 for Mr. Tanner, $1,340,164 for Mr. Mara, $1,257,533 for Mr. Kraft, $988,554 for Ms. Held and $846,013 for Mr. Thomas.

Included in the 2024 aggregate grant date fair values of the Stock Awards column are special off-cycle awards issued outside of the annual grants, which are typically awarded in November, for Mr. Kraft an award of 10,884 RSUs on May 1, 2024, with a grant date fair value of  $399,987 in recognition of his promotion to Chief Legal and Corporate Affairs Officer; for Ms. Held, awards of 20,645 RSUs and 3,065 PSUs on March 4, 2024, with a total grant date fair value of  $850,507 in connection with her joining the Company; and for Mr. Thomas, an award of 7,347 aggregate PSUs on October 9, 2023, with a total grant date fair value of  $249,945 in connection with his joining the Company.
(3)
The amounts reflect the aggregate grant date fair value of non-qualified stock options granted to the NEOs, and do not correspond to the actual value that will be realized upon exercise by the NEOs. The value of these awards is computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of such equity awards can be found in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

(4)
Represents amounts earned by the NEOs under the 2024 Incentive Plan. These payments were made to the

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NEOs after the close of the fiscal year for which they were earned. See “— Annual Performance-Based Cash Incentive Compensation” above.
(5)
Amounts in this column include the following.

Name	Cash Matching Contributions to 401(k) plan ($)	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	Disbursement of Accrued Vacation under terminated paid time off program ($)
Geoff E. Tanner	20,537	1,063	4,750	—
Shaun P. Mara	14,400	1,063	5,511	16,859
Timothy R. Kraft	15,550	1,063	3,293	27,621
Amy C. Held	5,867	425	1,191	—
Ryan A. Thomas	7,700	850	1,062	—

(6)
Ms. Held and Mr. Thomas became NEOs for the first time in fiscal year 2024. Ms. Held was hired on March 4, 2024, and Mr. Thomas was hired on October 9, 2023.

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Grants of Plan-Based Awards Table
The following table sets forth information regarding plan-based awards granted to our NEOs during fiscal year 2024. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table,” below for information with respect to vesting dates.
Name	Award Description	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Geoff E. Tanner	Annual Incentive		400,000	800,000	1,600,000
	PSUs	11/8/2023				5,747	22,988	45,976				1,320,201
	RSUs	11/8/2023							29,883			1,139,738
Shaun P. Mara	Annual Incentive		195,000	390,000	780,000
	PSUs	11/8/2023				2,037	8,150	16,300				468,055
	RSUs	11/8/2023							10,594			404,055
Timothy R. Kraft	Annual Incentive		138,000	276,000	552,000
	RSUs	5/1/2024							10,884			399,987
	PSUs	11/8/2023				1,303	5,215	10,430				299,497
	RSUs	11/8/2023							6,779			258,551
Amy C. Held	Annual Incentive		77,000	154,000	308,000
	PSUs	3/4/2024				766	3,065	6,130				138,048
	RSUs	3/4/2024							20,645			712,459
Ryan A. Thomas	Annual Incentive		97,050	194,100	388,200
	PSUs	10/9/2023				0	1,469	4,407				49,975
	PSUs	10/9/2023				0	5,878					199,970
	PSUs	11/8/2023				754	3,017	6,034				173,266
	RSUs	11/8/2023							3,922			149,585
(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal year 2024 under the 2024 Incentive Plan. Actual incentive payments are calculated upon achievement of Company performance metrics, with the opportunity for additional increases or decreases of up to 25% of the target based upon individual performance. The Threshold, Target and Maximum payments shown in the table above exclude the potential 25% upward/downward adjustment tied to individual performance. See “— Summary Compensation Table” above for actual amounts paid.

(2)
The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” represent the PSUs granted in fiscal year 2024 that will vest in 2027 based upon achievement of Company performance metrics, except for Mr. Thomas’ award granted October 9, 2023 consisting of 1,469 units which vested on October 21, 2024 at 0%; and Mr. Thomas’ award granted October 9, 2023 consisting of 5,878 units which vests on October 21, 2025. Earned payments may range from 0% to 200% of target based on performance, except the 1,469 PSUs granted to Mr. Thomas on October 9, 2023, which had a payout range of 0% to 300% and the 5,878 PSUs granted to Mr. Thomas on October 9, 2023, which will payout within the range of 0% to 100%. See “— Long Term Equity Compensation” above.

(3)
The amounts included in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in fiscal year 2024, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of such equity awards can be found in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table represent the actual cash incentive award earned by each named executive officer under the 2024 Incentive Plan. Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards Table represent the cash incentive award opportunity for each named executive officer under the 2024 Incentive Plan. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards Table represent the threshold, target and maximum award opportunity for each named executive officer with respect to PSUs granted in fiscal year 2024. See “— Long Term Equity Incentive Compensation” above for a more detailed description of the 2024 Incentive Plan and the PSUs granted in fiscal year 2024.
Grants of stock options and RSUs generally vest in substantially equal one-third increments on each of the first three anniversaries of the grant date. PSUs vest three years from the grant date contingent upon the achievement of the performance metric associated with each PSU award, See “— Long-Term Equity Compensation” above.
Employment Arrangements
For information on the employment arrangements for our NEOs, please see “Compensation Discussion and Analysis —  Employment Arrangements” above.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards for each of our NEOs as of August 31, 2024.
Name	Grant Date	Option Awards				Stock Awards Date
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Geoff E. Tanner	11/8/2023							22,988	726,191
	11/8/2023					29,883	944,044
	4/10/2023	—	150,000	36.94	4/10/2033
	4/10/2023					13,334	421,221
Shaun P. Mara	11/8/2023							8,150	257,459
	11/8/2023					10,594	334,664
	11/08/2022	3,123	6,246	38.61	11/8/2032
	11/08/2022							5,291	167,143
	11/08/2022					2,741	86,588
	11/08/2022					6,853	216,486
	11/08/2021	2,708	1,355	40.88	11/8/2031
	11/08/2021							2,142	67,666
	11/08/2021					1,198	37,845
	11/08/2020	8,922	—	20.28	11/8/2030
	6/28/2019	33,848	—	24.08	6/28/2029
Timothy R. Kraft	5/1/2024					10,884	343,826
	11/8/2023							5,215	164,742
	11/8/2023					6,779	214,149
	1/18/2023					5.702	180,126
	11/8/2022	2,191	4,383	38.61	11/8/2032
	11/8/2022							3,713	117,294
	11/8/2022					1,924	60,779
	11/8/2021	4,446	2,223	40.88	11/8/2031
	11/8/2021							3,516	111,070
	11/8/2021					843	26,630
	11/8/2020	15,089	—	20.28	11/8/2030
	11/8/2019	15,055	—	24.15	11/8/2029
	11/8/2018	26,907	—	19.89	11/8/2028
	7/16/2018	99,854	—	16.75	7/16/2028
Amy C. Held	3/4/2024							3,065	96,823
	3/4/2024					16,661	526,321
	3/4/2024					3,984	125,855
Ryan A. Thomas	11/8/2023							3,017	95,307
	11/8/2023					3,922	123,896
	10/9/2023							1,469	46,406
	10/9/2023							5,878	185,686
(1)
The option awards vest in three substantially equal annual installments beginning on the first anniversary of the grant date, provided that the NEO remains in continuous service with us as of each applicable vesting date, except for Mr. Tanner’s award granted April 10, 2023, which vests 100% on the third anniversary of the grant date.

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(2)
The RSUs shown in this column vest in three substantially equal annual installments beginning on the first anniversary of the grant date, provided that the NEO remains in continuous service with us as of each applicable vesting date, except for Mr. Mara’s award granted November 8, 2022 consisting of 27,412 RSUs, which vests 75% on the eighteen month anniversary of the grant and 25% on the second anniversary of the grant date; Mr. Kraft’s award granted January 18, 2023 which vests 100% on the second anniversary of the grant; and Mr. Kraft’s award granted May 1, 2024 which vests on the third anniversary of the grant; and Ms. Held’s award granted March 4, 2024 consisting of 3,984 RSUs, which vests in equal thirds on March 4, 2025, November 8, 2025 and November 8, 2026.

(3)
These awards consist of PSUs that may vest three years from their respective grant date if the designated performance metric is met, except for Mr. Thomas’ award granted October 9, 2023 consisting of 1,469 units which vested on October 21, 2024 at 0%; Mr. Thomas’ award granted October 9, 2023 consisting of 5,878 units which vests on October 21, 2025; and Ms. Held’s award granted March 4, 2024 which vests on November 8, 2026. The PSUs granted on November 8, 2021, November 8, 2022, November 8, 2023, and March 4, 2024 will payout within the range of 0% to 200% of target, depending on performance. The 1,469 PSUs granted to Mr. Thomas on October 9, 2023 had a payout range of 0% to 300%. The 5,878 PSUs granted to Mr. Thomas on October 9, 2023 will payout within the range of 0% to 100%. This column reports the number of PSUs that would vest if target performance is met. The PSUs granted on November 8, 2021 vested on November 8, 2024 at 31.9%. See the “Compensation Discussion and Analysis” for information on the performance metric.

(4)
The values shown in this column were determined by multiplying the number of unvested or unearned shares at the target performance level by $31.59 (which was the closing price of our common stock on August 30, 2024, the last trading day of fiscal year 2024).

Option Exercises and Stock Vested Table
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Geoff E. Tanner	—	—	6,666	215,978
Shaun P. Mara	—	—	34,168	1,285,898
Timothy R. Kraft	—	—	26,385	1,001,599
Amy C. Held	—	—	—	—
Ryan A. Thomas	—	—	—	—
Pension Benefits
The NEOs do not participate in any pension plans and received no pension benefits during the fiscal year ended August 31, 2024, other than with respect to our defined contribution 401(k) plan.
Nonqualified Deferred Compensation
The NEOs do not participate in any nonqualified deferred compensation plans and received no nonqualified deferred compensation during the fiscal year ended August 31, 2024.
Potential Payments Upon Termination or Change in Control
The employment arrangements with each of our NEOs provide for the payment of severance benefits upon certain terminations of employment. We have agreed to pay severance benefits in the event we terminate an NEO’s employment without “cause,” an NEO resigns for “good reason,” or an NEO’s employment is terminated following designated “Change in Control” situations (in each case, as defined in the Executive Severance Compensation Plan).

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Executive Severance Plan
Severance Benefits.   All of our NEOs are participants in the Executive Severance Plan. Under the Executive Severance Plan, a participant is entitled to severance if their employment with the Company is terminated without “Cause” (as defined in the Executive Severance Plan) or the NEO resigns from the Company for “Good Reason” (as defined in the Executive Severance Plan) (each a “Qualifying Termination”). For a Qualifying Termination, Mr. Tanner is entitled to receive a cash severance amount equal to 2.0 times and the remaining NEOs are entitled to receive a cash severance amount equal to 1.5 times the sum of the following:
•
the NEO’s annual base salary

•
the NEO’s target annual cash incentive award amount

•
the cost of one-year of COBRA coverage for the NEO, and

•
a prorated bonus for the fiscal year of termination equal to (i) the NEO’s target annual cash incentive award amount if the termination occurs in the first six months of the fiscal year, or (ii) the annual cash incentive award amount the NEO would have been entitled to receive based on the Compensation Committee’s determination of the achievement under the annual cash incentive program for that fiscal year if the termination occurs after the first six months of the fiscal year.

Any severance amount that any NEO will be entitled to receive under the Executive Severance Plan would be payable as a lump sum pursuant to a formula to enable the lump sum payment to be in compliance with the rules regarding a “short-term deferral” or other applicable exceptions within the meaning of Treasury Regulations Section 1.409A-1(b)(9) of the Code, or as otherwise would not subject the NEO to taxes under Section 409A of the Code. To the extent the total amount payable does not qualify for these exceptions, the balance will be payable in 18 monthly installments.
Change in Control Benefits.   If any NEO becomes subject to a Qualifying Termination within 90 days before or 12 months after a “Change in Control” (as defined in the Executive Severance Plan), then the NEO’s unvested equity awards will be subject to immediate vesting, with awards subject to performance-based metrics vesting based on the greater of  (x) the target performance, prorated to reflect the duration of the performance period through the Change in Control, or (y) the actual performance achieved through the date of the Change in Control. In addition, if a Qualifying Termination occurs within 90 days before or 12 months after a Change in Control, then the prorated bonus for the fiscal year of termination each NEO will be entitled to receive pursuant to the Executive Severance Plan will be equal to the greater of  (i) the NEO’s target annual cash incentive award amount if the termination occurs, and (ii) the annual cash incentive award amount the NEO would have been entitled to receive based on the Compensation Committee’s determination of the achievement under the annual cash incentive program for that fiscal year.
Each NEO’s right to severance or immediate vesting under the Executive Severance Plan is subject to their execution and non-revocation of a general release of claims against the Company and their compliance with certain obligations set forth in the Executive Severance Plan participation agreement, including confidentiality, non-competition, non-solicitation, non-disparagement and cooperation obligations.
Equity Awardees Retirement Policy.   In April 2024, the Compensation Committee approved a revision to the policy regarding treatment of certain awards in the event of an awardee’s retirement, which specifies what happens to certain outstanding equity awards if an employee retires under the terms of the policy. In the event of a retirement, any unvested stock options will continue to vest under the original terms of the stock option award agreement, and be exercisable through the original expiration date as dictated by the award agreement. All unvested PSUs will continue to vest under the original terms of the PSU award agreement, to be settled at the same time and in the same manner as when PSUs are settled for active employees. All unvested RSUs will continue to vest under the original terms of the RSU award agreement.
To be eligible for retirement under the policy which applies to all employees, an employee must (a) attain age 55 and complete 10 years of service with the Company, (b) attain age 59 and complete 7 years of service with the Company or (c) attain age 62 regardless of years of service. For the retirement to be recognized under the policy, the employee must have completed a consultation discussion (a “Retirement Discussion”) with the Company’s most senior Human Resources Officer expressly regarding the employee’s potential decision to retire at least one (1) year prior to the actual date of the award holder’s retirement and deliver a written notice to the Company’s most senior Human Resources Officer no more than 90 days and not less than 60 days prior to the actual effective date of the retirement, and there must not be grounds for termination for cause at any time prior to the retirement date.

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Potential Payments Upon Termination or Change in Control.   The following table sets forth an estimate of the payments that would have been made under the terms of the Executive Severance Plan to the NEOs, assuming their employments terminated on August 31, 2024, given their compensation effective on that date and based on the closing market price of our common stock on August 30, 2024, the last trading day of fiscal year 2024. In the event of terminations for other reasons (including voluntary separation, death, disability or termination for cause), none of the NEOs listed in the table below would receive any termination payments. The NEOs listed in the table below are not entitled to any payments in the event of a Change in Control without termination.
Description	Involuntary Separation without Cause(1) ($)	Change in Control with Termination(1) ($)	Voluntary Retirement(2) $
Geoff E. Tanner
Severance	3,200,000	3,200,000	—
Acceleration of Equity Awards	—	2,091,416	—
Welfare Benefits	48,415	48,415	—
Prorated Fiscal Year Bonus(4)	800,000	800,000	—
Total	4,048,415	6,139,831	—
Shaun P. Mara
Severance	1,365,000	1,365,000	—
Acceleration of Equity Awards(3)	—	1,167,851	1,167,851
Welfare Benefits	36,881	36,881	—
Prorated Fiscal Year Bonus(4)	390,000	390,000	—
Total	1,791,881	2,959,732	1,167,851
Timothy R. Kraft
Severance	1,104,000	1,104,000	—
Acceleration of Equity Awards(3)	—	1,218,616	—
Welfare Benefits	36,245	36,245	—
Prorated Fiscal Year Bonus(4)	276,000	276,000	—
Total	1,416,245	2,634,861	—
Amy C. Held
Severance	1,122,000	1,122,000	—
Acceleration of Equity Awards	—	748,999	—
Welfare Benefits	30,298	30,298	—
Prorated Fiscal Year Bonus(4)	308,000	308,000	—
Total	1,460,298	2,209,297	—
Ryan A. Thomas
Severance	895,200	895,200	—
Acceleration of Equity Awards	—	451,295	—
Welfare Benefits	30,298	30,298	—
Prorated Fiscal Year Bonus(4)	211,800	211,800	—
Total	1,137,298	1,588,593	—

(1)
See “— Executive Severance Plan” for further details of the payments and benefits included in the table above as well as material conditions and obligations applicable to the receipt of such payments.

(2)
See “— Executive Severance Plan — Equity Awardees Retirement Policy” for further details of these payments and benefits. Mr. Mara has attained the age and/or service eligibility requirement, but written notice at least 60 days but not more than 90 days before retirement and a consultation at least one year prior to retirement are all required to continue to vest outstanding equity awards.

60    2025 Proxy Statement

(3)
Messrs. Mara’s and Kraft’s equity awards include PSU awards granted November 8, 2021, which are reflected in the table at 100% of target achievement. The award was approved by the Compensation Committee at 31.9% achievement in October 2024. At the approved achievement level, the total acceleration of equity awards equals the below for each NEO:

	Change in Control with Termination	Voluntary Retirement
Shaun P. Mara	1,121,761	1,121,761
Timothy R. Kraft	1,142,958	—

(4)
Prorated Fiscal Year Bonus assumes a termination date of August 31, 2024 and represents one full year of annual bonus at target level performance. See “— Executive Severance Plan — Equity Awardees Retirement Policy” for further details of these payments and benefits.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Tanner, our President and Chief Executive Officer for fiscal year 2024, to the annual total compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal year 2024, the ratio of annual total compensation of the CEO to the median employee is 28:1.
To identify our median employee in 2024, we used the following methodology:
•
We collected the payroll data of all employees globally as of the last day of fiscal year 2024;

•
We applied a 2024 constant dollar exchange rate to convert all international currencies into U.S. dollars; and

•
We used total target cash (which includes base salary and the annual incentive at target) as of August 31, 2024 as our consistently applied compensation measure to identify the median employee.

We calculated fiscal year 2024 annual total compensation for both Mr. Tanner and the median employee using the same definition for total compensation as set forth in the Summary Compensation Table above. Finally, the ratio was then determined by dividing the total compensation as calculated above for Mr. Tanner by the total compensation for the median employee.
Position	Salary	Bonus	Annual Incentive	Equity Awards	All Other Compensation	Total
President and CEO	$803,205	—	$800,000	$2,459,938	$26,350	$4,089,493
Median-Compensated Employee	$120,930	—	$17,680	$—	$5,789	$144,399
					Pay Ratio:	28:1
Pay versus Performance
The following table shows, for the past three fiscal years, the total compensation for each of our CEOs, and, on an average basis, our other NEOs, as set forth in the Summary Compensation Table, the “Compensation Actually Paid” (or “CAP”) to each of our CEOs, and, on an average basis, our other NEOs, our TSR, the TSR of the S&P 500 Packaged Food & Meats index, our net income, and our principal financial measure for compensation purposes in fiscal 2024, adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the NEOs’ compensation for each fiscal year, please see the Compensation Discussion & Analysis section of the proxy statement reporting pay for the fiscal years covered in the table below.

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Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(2)	Compensation Actually Paid to Second PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of initial fixed $100 Investment Based On:		Net Income*	Adjusted EBITDA*(6)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2024	N/A	$4,089,493	N/A	$2,254,161	$1,578,374	$1,319,795	$106.01	$115.37	$139,309	$269,130
2023	$4,175,519	$4,334,743	$7,020,242	$4,294,143	$1,381,355	$1,200,345	$191.66	$123.53	$133,575	$245,555
2022	$4,270,253	N/A	$1,407,798	N/A	$1,424,527	$973,792	$175.25	$129.17	$108,574	$234,043
2021	$7,289,945	N/A	$12,633,789	N/A	$1,888,377	$2,833,299	$196.61	$116.07	$40,880	$207,273
*
in thousands

(1)
The PEO in fiscal year 2024 was Geoff E. Tanner. Both Joseph E. Scalzo (“First PEO”) and Geoff E. Tanner (“Second PEO”) served as the Principal Executive Officer (“PEO”) in fiscal year 2023. The PEO in fiscal years 2022 and 2021 was Joseph E. Scalzo.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and the same assumptions that were used for stock options granted that year. Performance-based restricted share grant date fair values are calculated using ASC 718 at target-level performance. The Company’s valuation assumptions are described in Note 13, “Omnibus Incentive Plan,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended August 31, 2024. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest, as applicable. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total	Subtract grant date fair value of equity awards granted during the fiscal year(a)	Add year-end fair value of equity awards granted during the fiscal year that are outstanding and unvested at fiscal year end	Add change in fair value of equity awards granted in prior fiscal years that are outstanding and unvested at fiscal year end	Add change in fair value of equity awards granted in prior fiscal years that vested in applicable fiscal year	Subtract fair value as of end of prior fiscal year for equity awards granted in prior fiscal years and failing to meet vesting conditions during applicable fiscal year	Compensation Actually Paid
2024	PEO	$4,089,493	$2,459,938	$1,649,506	($1,005,769)	($19,131)	$0	$2,254,161
	Other NEOs	$1,578,374	$813,362	$624,408	($122,602)	$52,977	$0	$1,319,795
2023	First PEO	$4,175,519	$2,811,066	$2,507,862	$2,363,854	$784,073	$0	$7,020,242
	Second PEO	$4,334,743	$3,096,800	$3,056,200	$0	$0	$0	$4,294,143
	Other NEOs	$1,381,355	$832,473	$743,609	$195,387	$116,728	$404,261	$1,200,345
2022	PEO	$4,270,253	$2,327,745	$1,397,810	($2,733,291)	$800,771	$0	$1,407,798
	Other NEOs	$1,424,527	$489,602	$301,261	($412,234)	$149,840	$0	$973,792
2021	PEO	$7,289,945	$5,075,410	$8,048,832	$2,594,290	($223,868)	$0	$12,633,789
	Other NEOs	$1,888,377	$767,759	$1,331,296	$515,797	$24,582	$158,994	$2,833,299
(a)
Represents the aggregate of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(3)
The NEOs included in the calculation of average non-PEO NEO compensation in each applicable year:

•	2024: Shaun P. Mara, Timothy R. Kraft, Amy C. Held, and Ryan Thomas; and
•	2023: Shaun P. Mara, Jill M. Short, Linda M. Zink, Timothy R. Kraft, and Todd E. Cunfer; and
•	2022: Todd E. Cunfer, Susan K. Hunsberger, Timothy R. Kraft, Linda M. Zink and C. Scott Parker; and
•	2021: Todd E. Cunfer, C. Scott Parker, Timothy R. Kraft, and Jill M. Short.

(4)
Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the five-year measurement period by the Company’s share price at the beginning of the five-year measurement period.

(5)
Represents the weighted peer group TSR, weighted in accordance with the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Packaged Food & Meats index.

62    2025 Proxy Statement

(6)
We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link CAP to our NEOs, for fiscal year 2024, to company performance (the “Company Selected Measure” as defined under SEC rules). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, executive transition costs, term loan transaction fees, integration costs, restructuring costs, loss in fair value change of warrant liability, and other non-core expenses.

2024 Most Important Company Performance Measures
The most important financial performance measures used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Adjusted EBITDA	Net sales	Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)
Descriptions of the Information Presented in the Pay Versus Performance Table
The following graphs illustrate the relationship between CAP(1) and financial performance measures in the Pay Versus Performance table:

CAP vs. Company and Peer Group TSR
Compensation Actually Paid (CAP) $000s
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Total Shareholder Return Value of Initial Fixed $100 Investment
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Peer Cumulative TSR
SMPL Cumulative TSR

1
2023 CAP has been aggregated for both PEOs

2025 Proxy Statement    63

Equity Compensation Plan Information
The following table sets forth certain information, as of August 31, 2024, concerning shares of our common stock authorized for issuance under our equity compensation plans, which consists only of our 2017 Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by stockholders	3,136,629	$20.75	3,037,349
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	3,136,629	$20.75	3,037,349

(1)
Includes 2,410,567 stock options, 546,271 RSUs and 179,791 PSUs at target outstanding under our 2017 Plan.

(2)
This column does not reflect awards of RSUs and PSUs that do not require the payment of any consideration by the recipients.

(3)
Awards issuable under our 2017 Plan include common stock, stock options, restricted stock, RSUs, stock appreciation rights, performance awards and other incentive awards.

Delinquent Section 16(a) Reports
None.

64    2025 Proxy Statement

Ownership of Simply Good Foods Common Stock by Certain Beneficial Owners
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of November 27, 2024, by:
•
each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock;

•
each of our current directors;

•
each of our named executive officers set forth in the Summary Compensation Table above; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of November 27, 2024. The beneficial ownership of shares of our common stock is based on 101,027,090 shares outstanding as of November 27, 2024.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by the individuals below:
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
5% Stockholders:
Blackrock, Inc.(2)	13,918,101	13.90%
The Vanguard Group(3)	10,925,194	10.97%
T. Rowe Price Investment Management, Inc.(4)	5,296,928	5.3%
Directors, Nominees and Named Executive Officers:
James M. Kilts(5)	3,695,302	3.66%
Clayton C. Daley Jr	89,694	*
Nomi P. Ghez	148,059	*
Michelle P. Goolsby	28,664	*
Romitha S. Mally	—	—
Robert G. Montgomery	50,238	*
Brian K. Ratzan	2,045,560	2.02%
David W. Ritterbush	14,551	*
Joseph E. Scalzo(6)	1,011,776	1.00%
Joseph J. Schena	12,908	*
Geoff E. Tanner	60,800	*
David J. West	1,995,751	1.98%
James D. White	17,027	*
Shaun P. Mara(7)	99,400	*
Timothy R. Kraft(8)	94,696	*
Amy C. Held(9)	—	*
Ryan Thomas(10)	932	*
All directors and executive officers as a group (20 persons)(11)	9,442,581	9.35%

*
Less than 1%.

2025 Proxy Statement    65

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, CO 80202.

(2)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055. The shares are beneficially owned by BlackRock, Inc. and its subsidiaries and affiliates. Of the total number of shares listed above, such person has sole power to vote or direct to vote 13,801,726 shares, has shared power to vote or direct to vote 0 shares, has sole power to dispose of or to direct the disposition of 13,918,101 shares and has shared power to dispose or to direct the disposition of 0 shares.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Of the total number of shares listed above, such person has sole power to vote or direct to vote 0 shares, has shared power to vote or direct to vote 167,042 shares, has sole power to dispose of or to direct the disposition of 10,657,568 shares and has shared power to dispose or to direct the disposition of 267,626 shares.

(4)
Based solely on a Schedule 13G filed with the SEC on November 14, 2024. The address of T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201. Of the total number of shares listed above, such person has sole power to vote or direct to vote 5,296,928 shares, has shared power to vote or direct to vote 0 shares, has sole power to dispose of or to direct the disposition of 5,296,928 shares and has shared power to dispose or to direct the disposition of 0 shares.

(5)
Includes 2,715,513 shares held indirectly by an investment limited partnership of which Mr. Kilts and his spouse are the co-general partners.

(6)
Includes 902,930 shares issuable upon the exercise of options that are currently exercisable.

(7)
Includes 53,079 shares issuable upon the exercise of options that are currently exercisable.

(8)
Includes 91,195 shares issuable upon the exercise of options that are currently exercisable.

(9)
Ms. Held joined Simply Good Foods on March 4, 2024.

(10)
Mr. Thomas joined Simply Good Foods on October 9, 2023.

(11)
Includes 1,104,266 shares issuable upon the exercise of options that are currently exercisable.

66    2025 Proxy Statement

Certain Relationships and Related Person Transactions
See “Board of Directors and Corporate Governance — Review of Related Person Transactions” above for information regarding our review and approval process of related person transactions. Except as noted below, the transactions disclosed below were reviewed and approved in accordance with our Related Party Transactions Policy.
The Investor Rights Agreement
On July 7, 2017, in connection with the consummation of the Business Combination, we and Conyers Park Sponsor entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides for, among other things, subject to the terms thereof, customary registration rights, including demand and piggy-back rights subject to cut-back provisions. We filed a shelf registration statement on Form S-1 to register Conyers Park Sponsor’s shares that was declared effective on December 12, 2017, which was replaced by the shelf registration statement on Form S-3 that was declared effective by the SEC on December 19, 2018.
In addition, prior to October 13, 2022, pursuant to the Investor Rights Agreement, for so long as Conyers Park Sponsor held at least 50% of its shares of common stock it held as of July 7, 2017, it had the right to nominate three directors to serve on the Board, and for so long as Conyers Park Sponsor held at least 25% of its shares of common stock it held as of July 7, 2017, it had the right to nominate one director to serve on the Board. Effective October 13, 2022, pursuant to and in accordance with the terms of Conyers Park Sponsor’s organizational documents and as was provided to occur on or about the fifth anniversary of the closing of the Business Combination in July 2017, Conyers Park Sponsor made a pro- rata distribution in kind of shares of our common stock to its members for no consideration. Among the recipients of the shares of our common stock distributed were investment entities controlled by James Kilts, and David West and Brian Ratzan individually. In connection with this distribution, we were informed that Conyers Park Sponsor assigned in whole to Messrs. Kilts, West and Ratzan, collectively, its rights to designate persons to be nominated for election to our Board under and in accordance with the terms of the Investor Rights Agreement.
Indemnity Agreements
We entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, to the maximum extent permitted by applicable law.
Employment of Andrew Scalzo
Andrew Scalzo, the son of Joseph E. Scalzo, our Executive Vice Chairman of the Board and former President and Chief Executive Officer, is employed by us as a Regional Sales Manager. The Audit Committee and the independent members of the Board ratified and approved the employment of Andrew Scalzo. Andrew Scalzo’s fiscal year 2024 gross compensation was approximately $124,868.

2025 Proxy Statement    67

2
Ratification of Appointment of Deloitte & Touche LLP as our Independent Public Accounting Firm for Fiscal Year 2025
The Audit Committee and Board recommend that you vote FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2025.

Our stockholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending August 30, 2025. Deloitte has served as our independent public accounting firm since 2019. The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal. If the appointment of Deloitte is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.
Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
Audit Committee Matters — Principal Accounting Firm Fees
In addition to performing the audit of our consolidated financial statements, our independent registered public accounting firm also provides various other services to us. All the services provided by our independent registered public accounting firm to us in fiscal years 2023 and 2024 were pre-approved by the Audit Committee pursuant to the procedures set forth below under “— Pre-Approval Policies and Procedures.”
The aggregate fees and reimbursable expenses billed to us and our subsidiaries by Deloitte in fiscal years 2023 and 2024 were as follows:
	2023	2024
Audit Fees(1)	$1,205,472	$1,598,413
Audit Related Fees(2)	3,972	5,958
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$1,209,444	$1,604,371

(1)
“Audit Fees” includes fees and expenses billed for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q, and services provided in connection with statutory audits.

(2)
“Audit-Related Fees” includes fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption “Audit Fees.” These fees include services for due diligence on acquisitions and divestitures, and fees for services provided in connection with review of registration statements, comfort letters and consents.

(3)
“Tax Fees” includes fees billed for services that are related to tax compliance and advice, including international tax consulting.

68    2025 Proxy Statement

Pre-Approval Policies and Procedures
The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating our independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by our independent registered public accounting firm, and considers and is required to pre-approve the engagement of our independent registered public accounting firm for the provision of other services during the fiscal year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to decide as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. The Audit Committee maintains a policy stating various pre-approved spending levels for identified groups of expenses. In certain limited circumstances, the chair of the Audit Committee has the authority to approve services to be performed by the independent registered public accounting firm. At the next meeting of the Audit Committee, these services, pre-approved by the chair, are reported to the full committee. As noted above, all the services provided by Deloitte to us in fiscal years 2023 and 2024 were pre-approved by the Audit Committee pursuant to these procedures.

2025 Proxy Statement    69

Audit Committee Report
The Audit Committee assists the Board with its oversight responsibilities regarding our financial reporting process. Our management is responsible for the preparation, presentation and integrity of our financial statements and the reporting process, including our accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, is responsible for performing an audit of our financial statements.
With regard to the fiscal year ended August 31, 2024, the Audit Committee:
•
reviewed and discussed with management our audited consolidated financial statements as of August 31, 2024, and for the fiscal year then ended;

•
discussed with Deloitte the matters required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee regarding independence; and

•
discussed with Deloitte their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2024, for filing with the SEC.
The Audit Committee:
Joseph J. Schena (Chairperson)
Clayton C. Daley, Jr.
Nomi P. Ghez
Michelle Goolsby

70    2025 Proxy Statement

3	Advisory Vote to Approve the Compensation of our Named Executive Officers The Board recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers.
Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the section entitled “Compensation Discussion and Analysis,” the compensation tables and accompanying narrative disclosures. While this stockholder vote on executive compensation is an advisory vote that is not binding on our company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of shares of common stock having a majority of the voting power of all of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
As described more fully in the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive our strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Our pay-for-performance philosophy is demonstrated by our practice of placing a significant portion of each executive’s compensation at risk. See “Compensation Discussion and Analysis” for more detail about our pay-for-performance philosophy.
At our annual meeting of stockholders in January 2024, we held our annual advisory vote to approve the compensation of our named executive officers (“say-on-pay”). The compensation of our named executive officers reported in our 2024 proxy statement was approved by 98.1% of the votes cast at the 2024 annual meeting of stockholders.
We actively review and assess our executive compensation program considering the industry in which we operate, the marketplace for executive talent in which we compete at both public and private companies, and evolving compensation governance and best practices. We are focused on compensating our executive officers fairly and in a manner that promotes our compensation philosophy and is consistent with our annual and longer-term performance. Specifically, our compensation program for executive officers focuses on the following principal objectives:
• align executive compensation with stockholder interests;	• attract and retain talented personnel by offering competitive compensation packages;	• motivate employees to achieve strategic and tactical corporate objectives and the profitable growth of our company; and

•
reinforce a strong performance-oriented environment in the delivery of executive compensation based on achievement of annual and longer-term milestones and individual contributions within a team culture.

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Our Board believes that our executive compensation program satisfies these objectives, properly aligns the interests of our executive officers with those of our stockholders and is worthy of stockholder support. In determining whether to approve this proposal, we believe stockholders should consider the following:
•
Independent Compensation Committee. Executive compensation is reviewed and established by our Compensation Committee consisting solely of independent directors. The Compensation Committee meets in executive session when determining annual compensation. The Compensation Committee receives data, analysis and input from an independent compensation consultant.

•
Performance-Based Incentive Compensation. Elements of performance-based, incentive compensation are largely aligned with financial and operational objectives established in the Board approved annual operating plan.

•
Limited Perquisites. Our executive officers receive limited perquisites.

•
Equity Plan. Grants under our equity plan generally include time-based and/or performance-based vesting periods, and our plan prohibits repricing or exchange of outstanding option awards without consent of stockholders and requires that options be granted with exercise prices at fair market value.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement.”

72    2025 Proxy Statement

General Information about the Annual Meeting and Voting
Information About Attending the Annual Meeting
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of The Simply Good Foods Company (the “Company,” “Simply Good Foods,” “we,” “us” or “our”) will be held on Thursday, January 23, 2025, at 9:00 a.m. (ET). We have determined that the Annual Meeting will be held entirely online via audio webcast, with no physical in-person meeting. Stockholders will be able to participate in, vote, view the list of stockholders of record and submit questions from any location via the internet by visiting www.virtualshareholdermeeting.com/SMPL2025 and entering their 16-digit control number included on the proxy card, voting instruction form or Notice (as defined below). Our proxy materials will first be made available to stockholders on or about December 12, 2024.
Only stockholders who owned Simply Good Foods’ common stock as of the close of business on November 27, 2024 (the “Record Date”) will be entitled to attend, vote and submit questions at our Annual Meeting. To log in, stockholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form or Notice. If you are not a stockholder or do not have a control number you will not be able to participate.
To attend and participate in the virtual Annual Meeting, stockholders of record will need to visit www.virtualshareholdermeeting.com/SMPL2025 (the “Annual Meeting Website”) and use their 16-digit control number found on their proxy card, voting instruction form or Notice. If your shares are held in “street name,” you should contact your broker, bank, trustee, other nominee or custodian, or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee, other nominee or custodian, or other holder of record. The Annual Meeting webcast will begin promptly at 9:00 a.m. (ET). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:45 a.m. (ET) and you should allow ample time for the check-in procedures. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting.
Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at the Annual Meeting Website. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the Annual Meeting. Assistance with questions regarding how to attend and participate via the Internet will be provided at the Annual Meeting Website on the day of the Annual Meeting.
To enable an orderly and efficient meeting, we are encouraging stockholders to submit questions in advance of the Annual Meeting at www.proxyvote.com using the same 16-digit control number. Stockholders as of our Record Date who participate in our Annual Meeting at www.virtualshareholdermeeting.com/SMPL2025 will also have an opportunity to submit written questions live via the Internet during a designated portion of the Annual Meeting. In order to do so, stockholders must have available their control number provided on their proxy card, voting instruction form or Notice. While management will be available to answer questions, management will not be making a formal presentation on the general state of our business at the Annual Meeting. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on the Investor section of our corporate website, located at www.thesimplyfoodgoodscompany.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting Website. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the Annual Meeting Website.
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Information About this Proxy Statement
Why You Received this Proxy Statement.   You have received these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is designed to assist you in voting your shares.
Availability of Proxy Statement and Annual Report.   Pursuant to SEC rules, we have elected to provide access to this proxy statement and our Annual Report to Stockholders for the fiscal year ended August 31, 2024 (the “Annual Report”) via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. The Notice is first being mailed to stockholders beginning on or about December 12, 2024. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Information About Voting
Stockholders can vote at the Annual Meeting via the Annual Meeting Website or by proxy. There are three ways to vote by proxy:
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By Telephone — Stockholders who received a proxy card by mail and are located in the United States can vote by telephone by calling the phone number, and following the instructions, on the proxy card;

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By Internet — Before the Annual Meeting you can vote by going to www.proxyvote.com until 11:59 p.m. Eastern Time on January 22, 2025. During the Annual Meeting you can vote by going to www.virtualshareholdermeeting.com/SMPL2025; or

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By Mail — If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting at www.proxyvote.com for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on January 22, 2025. We encourage you to submit your proxy as soon as possible (by telephone, Internet or by mail) even if you plan to attend the Annual Meeting.
If your shares are held in the name of a broker, bank, trustee, other nominee or custodian, or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are held in a brokerage account — meaning they are not registered in your own name — and you plan to vote your shares at the Annual Meeting, you will only be able to vote at the Annual Meeting if you contact your broker or agent to obtain a valid proxy or broker’s proxy card with your 16-digit control number which is required to vote during the Annual Meeting.
Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposal 1, the election of directors or Proposal 3, the advisory vote to approve the compensation of our named executive officers, unless you have given your broker specific instructions as to how to vote. For your vote to be counted, please make sure you submit your vote to your broker.
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be withheld from or voted “FOR” the election of each director nominee and vote “FOR,” “AGAINST” or “ABSTAIN” for each other proposal. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:
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“FOR” the election of each nominee for director set forth in Proposal One;

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“FOR” Proposal Two, relating to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending August 30, 2025;

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“FOR” Proposal Three, relating to the approval, on an advisory basis, of the compensation of our named executive officers; and

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For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxies.

74    2025 Proxy Statement

Each share of our common stock is entitled to one vote. As of the Record Date, there were 101,027,090 shares of our common stock outstanding. Votes may not be cumulated in the election of directors.
Revocation of Proxies
You may revoke or change your proxy before the Annual Meeting for any reason by (1) if you are a registered stockholder (or if you hold your shares in “street name” and have contacted your broker, bank, trustee or other nominee or custodian to obtain a legal proxy or broker’s proxy and your 16-digit control number), at the Annual Meeting via the Annual Meeting Website, (2) submitting a later-dated proxy, either by telephone or online (your last vote prior to 11:59 p.m. (ET) on January 22, 2025 will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of The Simply Good Foods Company, c/o The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.
Quorum Requirement
A quorum is necessary to hold a valid meeting. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present in person, including by means of remote communication, or represented by proxy, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Banks and brokers will have discretionary voting power for the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025 (Proposal 2), but not for voting on the election of the director nominees (Proposal 1) or voting on the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3).
Required Votes for Action to be Taken
The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.
Proposal	Vote Required	Effect of Withhold/ Abstentions	Effect of Broker Non-Votes
1. Election director nominees
A plurality of the votes cast (the eleven nominees receiving the highest number of  “FOR” votes cast will be elected)
See “Proposal 1 Election of Directors — Directors Standing for Re-Election — Majority Vote Director Resignation Policy” (above) regarding the requirement that director nominees tender their resignation if they receive a greater number of votes “withheld” from their election than votes “for” their election.
		No effect	No effect
2. Ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025	Majority of voting power of capital stock present in person, including by means of remote communication, or represented by proxy and entitled to vote	Same as a vote “Against”	Voted in the broker’s discretion

2025 Proxy Statement    75

Proposal	Vote Required	Effect of Withhold/ Abstentions	Effect of Broker Non-Votes
3. Advisory vote to approve the compensation of our named executive officers	Majority of voting power of capital stock present in person, including by means of remote communication, or represented by proxy and entitled to vote	Same as a vote “Against”	No effect
Brokers and custodians cannot vote uninstructed shares on your behalf for Proposal 1 or Proposal 3. For your vote to be counted, you must submit your voting instruction form to your broker or custodian or vote at the Annual Meeting via the Annual Meeting Website.
Other Business to be Considered
Our Board does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement and knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

76    2025 Proxy Statement

Miscellaneous
Stockholder Proposals for the 2026 Annual Meeting of Stockholders
Any proposal of a stockholder intended to be included in our proxy statement for the 2026 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by us no later than August 14, 2025, unless the date of our 2026 Annual Meeting of Stockholders is more than 30 days before or after January 23, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202.
A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2026 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to SEC Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present a proposal for consideration at an annual meeting, they must send written notice of the proposal to our Corporate Secretary by no earlier than the 120th day prior and no later than the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting. For our 2026 Annual Meeting of Stockholders, this notice must be received no earlier than September 25, 2025, and no later than October 25, 2025. We will include your proposal in our proxy statement for the 2026 Annual Meeting of Stockholders if it is a proposal that we are required to include in our proxy statement pursuant to the rules of the SEC. You must send your proposal to our principal executive offices to our Corporate Secretary, The Simply Good Foods Company, 1225 17th Street, Suite 1000, Denver, Colorado 80202.
In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.
Expenses of Soliciting Proxies
Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this proxy statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock. We also have retained Morrow Sodali LLC, 333 Ludlow St., 5th Floor, South Tower, Stamford, Connecticut 06902, to assist in the solicitation of proxies for an estimated fee of  $14,000, plus reimbursement of reasonable expenses.
Householding
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock is only being sent one set of proxy materials, unless such holder has provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so at any time prior to thirty (30) days before the mailing of the proxy materials (which typically will be in December of each year) by notifying us in writing at: The Simply Good Foods Company, Attn: Corporate Secretary, 1225 17th Street, Suite 1000, Denver, Colorado 80202 or by telephone at 303-633-2840.
Other Matters
We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.
By Order of the Board of Directors,
James M. Kilts
Chairman of the Board of Directors
December 12, 2024
2025 Proxy Statement    77

Annex I
Reconciliation of Adjusted EBITDA and Net Debt to Adjusted EBITDA
EBITDA and Adjusted EBITDA.   EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed as alternatives to net income as an indicator of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Simply Good Foods defines EBITDA as net income or loss before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude the following items: stock-based compensation expense, executive transition costs, business transaction costs, inventory step-up, integration costs, term loan transaction fees, and other non-core expenses. The Company believes that EBITDA and Adjusted EBITDA, when used in conjunction with net income, are useful to provide additional information to investors. Management of the Company uses EBITDA and Adjusted EBITDA to supplement net income because these measures reflect operating results of the on-going operations, eliminate items that are not directly attributable to the Company’s underlying operating performance, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics the Company’s management uses in its financial and operational decision making. The Company also believes that EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. EBITDA and Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.
The following unaudited table provides a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure, which is net income, for the fifty-two and fifty-three weeks ended August 26, 2023 and August 31, 2024.
(In thousands)	53-Weeks Ended August 31, 2024	52-Weeks Ended August 26, 2023
Net income	139,309	$133,575
Interest income	(4,307)	(1,144)
Interest expense	26,029	30,068
Income tax expense	46,741	42,117
Depreciation and amortization	20,993	20,253
EBITDA	228,765	224,869
Stock-based compensation expense	18,421	14,480
Executive transition costs	3,871	3,390
Business transaction costs	14,524	—
Integration of OWYN	3,226	—
Inventory step-up	588	—
Term loan transaction fees	—	2,423
Other*	(265)	393
Adjusted EBITDA	269,130	$245,555

*
Other items consist principally of exchange impact of foreign currency transactions and other expenses.

Reconciliation of Adjusted Diluted Earnings Per Share
Adjusted Diluted Earnings per Share.   Adjusted Diluted Earnings per Share is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to diluted earnings per share as an indicator of operating performance. Simply Good Foods defines Adjusted Diluted Earnings Per Share as diluted earnings per share before depreciation and amortization, stock-based compensation expense, executive transition costs, business transaction costs, and other non-core expenses, on a theoretical tax effected basis of such adjustments. The tax effect of such adjustments to Adjusted Diluted Earnings Per Share is calculated by applying an overall assumed statutory tax rate to each gross adjustment as shown in the reconciliation to Adjusted EBITDA, as previously defined. The assumed statutory tax rate reflects a normalized effective tax rate estimated based on assumptions regarding the Company’s statutory and effective tax rate for each respective reporting period, including the current and deferred tax effects of each

2025 Proxy Statement    I-1

adjustment, and is adjusted for the effects of tax reform, if any. The Company consistently applies the overall assumed statutory tax rate to periods throughout each fiscal year and reassesses the overall assumed statutory rate on annual basis. The Company believes that the inclusion of these supplementary adjustments in presenting Adjusted Diluted Earnings per Share, when used in conjunction with diluted earnings per share, are appropriate to provide additional information to investors, reflects more accurately operating results of the on-going operations, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to the key metrics the Company uses in its financial and operational decision making. The Company also believes that Adjusted Diluted Earnings per Share is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Adjusted Diluted Earnings per Share may not be comparable to other similarly titled captions of other companies due to differences in the non-GAAP calculation.
The following unaudited table below provides a reconciliation of Adjusted Diluted Earnings Per Share to the most directly comparable GAAP measure, which is diluted earnings per share, for the fifty-three weeks ended August 31, 2024:
53-Weeks Ended August 31, 2024
Diluted earnings per share	$1.38
Depreciation and amortization	0.21
Stock-based compensation expense	0.18
Executive transition costs	0.04
Business transaction costs	0.14
Inventory step-up	0.03
Integration of OWYN	0.01
Tax effects of adjustments(1)	(0.15)
Rounding(2)	(0.01)
Adjusted diluted earnings per share	$1.83

(1)
This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. The tax effect of each adjustment is computed (i) by dividing the gross amount of the adjustment, as shown in the Adjusted EBITDA reconciliation, by the number of diluted weighted average shares outstanding for the applicable fiscal period and (ii) applying an overall assumed statutory tax rate of 25% for the fourteen and fifty-three weeks ended August 31, 2024, as well as the thirteen and fifty-two weeks ended August 26, 2023.

(2)
Adjusted Diluted Earnings Per Share amounts are computed independently for each quarter. Therefore, the sum of the quarterly Adjusted Diluted Earnings Per Share amounts may not equal the year to date Adjusted Diluted Earnings Per Share amounts due to rounding.

Reconciliation of Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA.   Net Debt to Adjusted EBITDA is a non-GAAP financial measure which Simply Good Foods defines as the total debt outstanding under our credit agreement with Barclays Bank PLC and other parties (“Credit Agreement”), reduced by cash and cash equivalents, and divided by the trailing twelve months of Adjusted EBITDA, as previously defined.
The following unaudited table below provides a reconciliation of Net Debt to Adjusted EBITDA as of August 31, 2024:
(In thousands)	August 31, 2024
Total debt outstanding under the Credit Agreement	$400,000
Less: cash and cash equivalents	(132,530)
Net Debt	$267,470
Adjusted EBITDA	$269,130
Net Debt to Adjusted EBITDA	1.0x

I-2    2025 Proxy Statement

THE SIMPLY GOOD FOODS COMPANY 1225 17TH ST, SUITE 1000 DENVER, CO 80202 ATTN: CORPORATE SECRETARY SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SMPL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO
VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV59306-P21313THE SIMPLY GOOD FOODS COMPANY The Board of Directors recommends you vote FOR the following: Nominees:1a. Clayton C. Daley, Jr. 1e. Robert G. Montgomery 1b. Michelle P. Goolsby 1c. James M. Kilts 1d. Romitha S. Mally 1j. David J. West 1k. James D. White 1f. Brian K. Ratzan 1g. David W. Ritterbush 1h. Joseph J. Schena 1i. Geoff E. Tanner 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025 NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 3. To approve, by an advisory vote, the compensation of our named executive officers 1. Election of the 11 director nominees For Withhold For ! !! !! !! !! !! !! !! !! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposals 2 and 3.! !! !! ! !! ! !WithholdFor Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. V59307-P21313 THE SIMPLY GOOD FOODS COMPANY Annual Meeting of Stockholders January 23, 2025, 9:00 AM EST This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Shaun P. Mara and Neil J. Eckstein, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE SIMPLY GOOD FOODS COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 AM EST on January 23, 2025, at www.virtualshareholdermeeting.com/SMPL2025 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the discretion of the proxy holders with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side